As filed with the Securities and Exchange Commission on April 30, 2014
File No. 811-21824

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 |X|

Amendment No. 11 [X]

MOUNT VERNON SECURITIES LENDING TRUST
(Exact Name of Registrant as Specified in Charter)

800 Nicollet Mall, Minneapolis, Minnesota 55402
(Address of Principal Executive Offices) (Zip Code)

(612) 303-7987
(Registrant’s Telephone Number, Including Area Code)

Richard J. Ertel
Secretary
800 Nicollet Mall, BC-MN-H04N
Minneapolis, Minnesota 55402
(Name and Address of Agent for Service)

EXPLANATORY NOTE

          This Registration Statement on Form N-1A has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940 (the “1940 Act”). However, beneficial interests in the Registrant are not registered under the Securities Act of 1933 (the “1933 Act”) because such interests are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, within the meaning of the 1933 Act, any beneficial interests in the Registrant.

          This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand-alone document.

PART A

MOUNT VERNON SECURITIES LENDING TRUST

April 30, 2014

ITEM 1. FRONT AND BACK COVER PAGES

          Not Applicable.

ITEM 2. RISK/RETURN SUMMARY: INVESTMENT OBJECTIVES/GOALS

          Not Applicable.

ITEM 3. RISK/RETURN SUMMARY: FEE TABLE

          Not Applicable.

ITEM 4. RISK/RETURN SUMMARY: INVESTMENTS, RISKS, AND PERFORMANCE

          Not Applicable.

ITEM 5. MANAGEMENT

Investment Advisor

          U.S. Bancorp Asset Management, Inc. (“USBAM”)

Portfolio Manager

          Not Applicable.

ITEM 6. PURCHASE AND SALE OF FUND SHARES

          Shares of the Portfolio are not registered under the 1933 Act and, therefore, are not sold to the public. There are no minimum initial or subsequent investment requirements to invest in the Portfolio. Portfolio shares are redeemable at the net asset value per share of the Portfolio next calculated.

ITEM 7. TAX INFORMATION

          The Portfolio intends to make distributions that may be taxed as ordinary income or capital gains.

ITEM 8. FINANCIAL INTERMEDIARY COMPENSATION

          Not Applicable.

ITEM 9. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS, AND DISCLOSURE OF PORTFOLIO HOLDINGS

          U.S. Bank National Association (“U.S. Bank”) has established a securities lending program for its clients. USBAM, a wholly owned subsidiary of U.S. Bank, administers the securities lending program. Each client that participates in the securities lending program as a lender (“Lender”) enters into a securities lending authorization agreement (“Lending Agreement”) with U.S. Bank. Under the Lending Agreement, U.S. Bank is permitted to delegate administration of the securities lending program (the “Lending Program”) to affiliates including USBAM, thereby empowering USBAM with the duties described in the Lending Agreement, specifically the authority to invest the cash collateral securing loans of securities of each Lender. The Mount Vernon Securities Lending Trust (the “Trust”) has been established for the investment of cash collateral on behalf of Lenders participating in the Lending Program.

          The Trust offers one series of shares of beneficial interest representing interests in one portfolio, Mount Vernon Securities Lending Prime Portfolio (the “Portfolio”). USBAM serves as the investment advisor for the Portfolio.

          The investment objective, principal strategies and risks of the Portfolio are described below. The investment objective of the Portfolio may be changed at any time by the Board of Trustees of the Trust (the “Board”) upon at least 30 days prior written notice to shareholders of the Portfolio. See the Statement of Additional Information for a description of the Portfolio’s investment restrictions.

Objective and Principal Strategies

          The Portfolio seeks to:

•	maximize current income to the extent consistent with the preservation of capital and liquidity; and

•	maintain a stable $1.00 per share net asset value (“NAV”) by investing in dollar-denominated securities with remaining maturities of 397 calendar days or less.

          The Portfolio principally invests in the following high-quality U.S. dollar-denominated instruments, which are further described in the Statement of Additional Information:

•	securities issued or backed by the U.S. Government or its agencies or instrumentalities (“U.S. Government Securities”);

•

instruments of U.S. and foreign banks, including certificates of deposit, bankers’ acceptances and time deposits (including Eurodollar certificates of deposit (“ECDs”), Eurodollar time deposits (“ETDs”) and Yankee certificates of deposit (“YCDs”));

•	corporate debt obligations, including commercial paper of U.S. and foreign companies;

•	money market funds;

•	municipal securities, including variable rate demand notes, commercial paper, and municipal notes and other short-term municipal obligations;

•	debt obligations of foreign governments and foreign government subdivisions and their agencies and instrumentalities and supranational organizations;

•	repurchase agreements;

•	loan participation interests;

•	funding agreements;

•	asset-backed securities; and

•	floating and variable rate securities, including variable amount master demand notes.

          All investments will qualify as “eligible securities” within the meaning of Rule 2a-7 of the Investment Company Act of 1940 (“Rule 2a-7”). Eligible Securities include, among others, securities that are rated by two nationally recognized statistical rating organizations in one of the two highest categories for short-term debt obligations, as described in the Statement of Additional Information. The Portfolio seeks to maintain a stable NAV per share of $1.00 by valuing its portfolio using the amortized cost method and will comply with the requirements of Rule 2a-7.

          The Portfolio may also use other strategies and invest in other securities as described in the Statement of Additional Information.

Risk Factors

          The Portfolio is subject to the following principal risks:

•	Although the Portfolio seeks to preserve a stable NAV of $1.00 per share, it is possible that an investor may lose money by investing in the Portfolio.

•	An investment in the Portfolio is not a deposit of U.S. Bank or any other bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency.

•	The value of your investment might decline if the issuer of an obligation held by the Portfolio defaults on the obligation or has its credit rating downgraded.

•

Foreign securities in which the Portfolio invests, although U.S. dollar denominated, may present some additional risk. Political or social instability or diplomatic developments could adversely affect the securities. There is also the risk of possible withholding taxes, seizure of foreign deposits, currency controls, interest limitations, or other governmental restrictions that might affect the payment of principal or interest on securities owned by the Portfolio. In addition, there may be less public information available about foreign corporations and foreign banks and their branches.

•	The level of income you receive from the Portfolio will be affected by movements in short-term interest rates.

•

The value of your investment might decline because of a sharp rise in interest rates that causes the value of the Portfolio’s holdings to fall. This risk is usually greater for longer-term fixed-income securities. Conversely, when interest rates fall, the value of variable and floating rate securities may appreciate less than comparable fixed-income securities. Effective maturity and effective duration are measures of the Portfolio’s interest rate risk.

•

The Portfolio may not be able to sell a security in a timely manner or at a desired price, or may be unable to sell the security at all, because of a lack of demand in the market for the security, or a liquidity provider defaults on its obligation to purchase the security when properly tendered by the Portfolio.

•

The value of municipal securities owned by the Portfolio may be adversely affected by future changes in federal income tax laws, including rate reductions or the imposition of a flat tax, and adverse changes in the financial conditions of municipal securities issuers.

•	If there are unexpectedly high redemptions of Portfolio shares, the Portfolio might have to sell portfolio securities prior to their maturity, possibly at a loss.

•

If the seller of a repurchase agreement defaults on its obligation to repurchase securities from the Portfolio, the Portfolio may incur costs in disposing of the securities purchased and may experience losses if the proceeds from the sale of the securities are less than the full repurchase price. Securities purchased by the Portfolio under a repurchase agreement may include securities that the Portfolio is not otherwise permitted to purchase directly, such as long-term government bonds, investment grade corporate bonds and equity securities. The value of these securities may be more volatile or less liquid than the securities the Portfolio is permitted to purchase directly, which increases the risk that the Portfolio will be unable to recover fully in the event of the seller’s default.

•

Investments in variable rate demand notes involve credit risk with respect to the issuer or financial institution providing the Portfolio with the credit and liquidity support for the unconditional put option. While the Portfolio invests only in variable rate demand notes of high quality issuers, or which are supported by high quality financial institutions, it is still possible that an issuer or financial institution could default on its obligations.

•

The Portfolio may invest more than 25% of its assets in the banking industry. Concentrating in the banking industry may involve additional risks. Banks are subject to extensive government regulation. They largely depend on the availability and cost of capital funds for their profitability, which can change significantly when interest rates change.

•

To the extent the Portfolio invests in money market funds advised by another investment advisor, you will bear both a proportionate share of the expense in the Portfolio and, indirectly, the expenses of such other money market fund.

•

The Portfolio is actively managed and its performance therefore will reflect in part USBAM’s ability to make investment decisions that are suited to achieving the Portfolio’s investment objectives. Due to its active management, the Portfolio could underperform other mutual funds with similar investment objectives.

Disclosure of Portfolio Holdings

          A description of the Portfolio’s policies and procedures with respect to the disclosure of the Portfolio’s portfolio securities is available in the Portfolio’s Statement of Additional Information.

ITEM 10. MANAGEMENT, ORGANIZATION, AND CAPITAL STRUCTURE

Investment Advisor

          USBAM is the Portfolio’s investment advisor. USBAM provides investment management services to institutional clients such as corporations, public entities, foundations, endowments and other institutions (and occasionally individuals). As of December 31, 2013, USBAM had $51.6 billion in assets under management, including registered investment company assets of $43.8 billion. As investment advisor, USBAM manages the Portfolio’s business and investment activities, subject to the authority of the Board.

          USBAM does not charge an investment advisory fee for its investment advisory services to the Trust’s Portfolio.

          USBAM is located at 800 Nicollet Mall, Minneapolis, Minnesota 55402.

Administrator

          USBAM provides administrative services to the Portfolio. These services include general administrative, accounting and transfer agent services and certain other services. The Administrator receives total fees, on an annual basis, equal to 0.02% of the aggregate average daily net assets of the Portfolio and bears all of the Portfolio’s other expenses, except for brokerage commissions and other expenditures in connection with the purchase and sale of portfolio securities, interest expense and, subject to the specific approval of a majority of the Trustees who are not interested persons of the Trust, taxes and extraordinary expenses.

          Effective January 31, 2013, USBAM began voluntarily waiving one half of the administration fee it receives from the Portfolio under the administration agreement between USBAM and the Trust. The Portfolio intends to use the amount waived by USBAM to offset the effect of accumulated net realized losses. As a result, the amounts waived will not be included in income distributed to shareholders and will therefore be reflected in the financial statements as an accumulation of undistributed net income, which will be subject to applicable federal and state income tax. The Portfolio intends to distribute the income necessary to continue to qualify as a regulated investment company as provided in Subchapter M of the Internal Revenue Code.

Custodian

          U.S. Bank provides custody services to the Portfolio.

Portfolio Management

          The Portfolio is managed by a team of persons who are employed by USBAM.

Shares of the Trust

          Shares of the Trust are not registered under the 1933 Act or the securities law of any state and are sold in reliance upon an exemption from registration. Shares may not be transferred or resold without registration under the 1933 Act, except pursuant to an exemption from registration.

ITEM 11. SHAREHOLDER INFORMATION

Pricing, Purchase and Redemption of Portfolio Shares

          Shares of the Portfolio are only offered to, and may only be held by, Lenders in the Lending Program.

          Shares of the Portfolio are available for purchase or redemption each day on which the Federal Reserve Bank is open for business, except for Good Friday (“Business Day”). All shares of the Portfolio are purchased and redeemed at the NAV per share of the Portfolio next calculated after the purchase or redemption request is communicated to the Trust’s transfer agent and determined to be in good order. USBAM, in administering U.S. Bank’s securities lending agent duties for a Lender, will effect all purchases and redemptions on behalf of a Lender.

          The NAV of the Portfolio will be calculated at 4:30 p.m. Eastern time on each Business Day.

          The Portfolio’s NAV is equal to the market value of its investments and other assets, less any liabilities, divided by the number of Portfolio shares. The securities held by the Portfolio are valued on the basis of amortized cost. This involves valuing an instrument at its cost and thereafter assuming a constant amortization of any discount or premium until the instrument’s maturity, rather than looking at actual changes in the market value of the instrument. The Portfolio’s net asset value is normally expected to be $1 per share.

          Redemptions will be paid in cash unless the Board determines that conditions exist that make payment wholly in cash unwise or undesirable. If such a determination is made by the Board, the Trust may, subject to the requirements of the 1940 Act, pay redemptions entirely or partially in securities.

          The Portfolio reserves the right to suspend the right of shareholder redemption, or postpone the date of payment:

•

if emergency conditions exist, as specified in the 1940 Act, or as determined by the U.S. Securities and Exchange Commission (“SEC”), as a result of which disposal of portfolio securities or determination of the NAV of the Portfolio is not reasonably practicable;

•	for any period during which trading on the New York Stock Exchange (“NYSE”) is restricted as determined by the SEC, or the NYSE is closed (other than customary weekend and holiday closings);

•	for any period during which there is a non-routine closure of the Fedwire or applicable Federal Reserve Banks;

•	for any period during which the SEC has, by rule or regulation, deemed that (1) trading shall be restricted or (2) an emergency exists;

•

for any period during which the Portfolio, as part of a necessary liquidation of the Portfolio, has properly postponed and/or suspended redemption of shares and payment in accordance with federal securities laws; or

•	for such other periods as the SEC may by order permit for the protection of shareholders of the Portfolio.

          In addition, in the unlikely event that the Board were to determine pursuant to Rule 2a-7 that the extent of the deviation between the Portfolio’s amortized cost per share and its market-based NAV per share may result in material dilution or other unfair results to shareholders, the Board will cause the Portfolio to take such action as it deems appropriate to eliminate or reduce to the extent practicable such dilution or unfair results, including, but not limited to, suspending redemption of shares and liquidating the Portfolio under Rule 22e-3 of the 1940 Act.

          In accordance with certain federal regulations, the Trust is required to obtain, verify and record information that identifies each entity that applies to open an account. For this reason, when an account is opened (or ownership is changed), the Trust will request certain information, including name, address and taxpayer identification number which will be used to verify identity. If sufficient information is not available to verify identity, the Trust will not open an account. As required by law, the Trust may employ various procedures, such as comparing information to fraud databases or requesting additional information and documentation, to ensure that the information supplied is correct. The Trust reserves the right to reject any purchase for any reason, including failure to provide the Trust with information necessary to confirm identity as required by law.

Dividends and Distributions

          Dividends on shares of the Portfolio will be declared daily and paid monthly from net investment income. The Portfolio may take into account capital gains and losses (other than net long-term capital gains) in its daily dividend declarations. Dividends will be processed pursuant to the Lending Agreements between each Lender and U.S. Bank. Distributions from net short- and long-term capital gains, if any, will be made at least annually. Generally, distributions will be declared and paid in December, if required for the Portfolio to avoid imposition of a federal excise tax on undistributed income and capital gains. The Portfolio does not expect to realize any material long-term capital gains or losses.

          A shareholder’s right to receive dividends and distributions with respect to shares purchased commences on the effective date of the purchase of such shares and continues through the day immediately preceding the effective date of redemption of such shares.

Excessive Trading of Portfolio Shares

          The Board has not adopted market timing policies and procedures applicable to the Portfolio. The Board has evaluated the risks of market timing activities by the Portfolio’s shareholders and has determined that due to the (i) Portfolio’s attempt to maintain a stable NAV, (ii) nature of the Portfolio’s portfolio holdings, (iii) nature of the Portfolio’s shareholders, (iv) inability of the Portfolio’s shareholders to exchange into other mutual funds, and (v) inability of the Portfolio’s shareholders to direct transactions because purchases and redemptions are made as securities are lent and returned, it is unlikely that (a) market timing would be attempted by the Portfolio’s shareholders or (b) any attempts to market time the Portfolio by shareholders would result in a negative impact to the Portfolio or its shareholders.

Tax Consequences

          Dividends from net investment income and distributions of net short-term capital gains are taxable to shareholders as ordinary income under federal income tax laws and are not expected to be eligible for the long-term capital gain tax rate applicable to certain qualified dividend income. Distributions from net long-term capital gains are taxable as long-term capital gains regardless of the length of time a shareholder has held such shares. Dividends and distributions are taxable whether they are paid in cash or in additional shares.

          Under federal law, the income derived from U.S. Government Securities is exempt from state income taxes. All states that tax personal income permit mutual funds to pass this tax exemption through to their shareholders under certain circumstances. Income from repurchase agreements in which the underlying securities are U.S. Government Securities does not receive this exempt treatment.

          Shareholders will be notified after the end of each calendar year of the amount of income dividends and net capital gains distributed and the percentage of the Portfolio’s income attributable to U.S. Government Securities. The Portfolio is required to withhold 28% of reportable payments (including dividends, capital gain distributions, if any, and redemptions) paid to certain shareholders who have not certified that the social security number or taxpayer identification number supplied by them is correct and that they are not subject to backup withholding because of previous underreporting to the IRS.

These backup withholding requirements generally do not apply to shareholders that are corporations or governmental units or certain tax exempt organizations.

          The foregoing discussion is only a summary of certain federal income tax issues generally affecting the Portfolio and its shareholders. Circumstances among investors may vary and each investor should discuss the tax consequences of an investment in the Portfolio with a tax advisor.

ITEM 12. DISTRIBUTION ARRANGEMENTS

          Shares of the Portfolio are being offered to Lenders in connection with the Lending Program. Shares of the Portfolio are sold on a private placement basis in accordance with Regulation D under the 1933 Act. Shares of the Portfolio are sold directly by the Trust without a distributor and are not subject to a sales load or redemption fee. Assets of the Portfolio are not subject to Rule 12b-1 fees.

ITEM 13. FINANCIAL HIGHLIGHTS INFORMATION

          Not Applicable.

PART B

ITEM 14. COVER PAGE AND TABLE OF CONTENTS

Mount Vernon Securities Lending Prime Portfolio

a Series of

Mount Vernon Securities Lending Trust

800 Nicollet Mall
Minneapolis, Minnesota 55402
Phone: (612) 303-5213

Statement of Additional Information

April 30, 2014

          This Statement of Additional Information (the “SAI”) supplements the information contained in Part A of the Trust’s Registration Statement dated April 30, 2014, concerning the Mount Vernon Securities Lending Trust (the “Trust”) and the Mount Vernon Securities Lending Prime Portfolio (the “Portfolio”). This SAI is not a prospectus and should be read in conjunction with Part A of the Trust’s Registration Statement. The Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand-alone document.

          The Trust’s financial statements for the fiscal year ended December 31, 2013, including the independent registered public accounting firm’s report thereon, are included in the Trust’s annual report, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 28, 2014, and is incorporated into this SAI by reference. A copy of the annual report is available, without charge, upon request, by calling the number shown above.

ITEM 15. TRUST HISTORY

          The Trust was organized in the State of Delaware on August 18, 2005. The Trust is organized as a series fund and currently issues its shares in one series named Mount Vernon Securities Lending Prime Portfolio (the “Portfolio”).

ITEM 16. DESCRIPTION OF THE TRUST AND ITS INVESTMENTS AND RISKS

          The Portfolio of the Trust is an open-end, diversified management investment company. The Portfolio is diversified as defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

Investment Policies

          The investment policies described below (i) reflect the investment practices of the Portfolio, (ii) are not fundamental, and (iii) may be changed by the Board of Trustees of the Trust (the “Board”) without shareholder approval. To the extent consistent with the Portfolio’s investment objective and other stated policies and restrictions, and unless otherwise indicated, the Portfolio may invest in the following instruments and may use the following investment techniques:

          Asset-Backed Securities. The Portfolio may invest in asset-backed securities, including asset-backed commercial paper, as a principal investment strategy. Asset-backed securities generally constitute interests in, or obligations secured by, a pool of receivables other than mortgage loans, such as automobile loans and leases, credit card receivables, home equity loans and trade receivables. Asset-backed securities generally are issued by a private special-purpose entity. Their ratings and creditworthiness typically depend on the legal insulation of the issuer and transaction from the consequences of a sponsoring entity’s bankruptcy, as well as on the credit quality of the underlying receivables and the amount and credit quality of any third-party credit enhancement supporting the underlying receivables or the asset-backed securities. Asset-backed securities and their underlying receivables generally are not issued or guaranteed by any governmental entity.

          Commercial Paper and Rule 144A Securities. The securities in which the Portfolio may invest may include commercial paper issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933 (the “1933 Act”) and corporate obligations qualifying for resale to certain “qualified institutional buyers” pursuant to Rule 144A under the 1933 Act. Commercial paper refers to short-term, unsecured promissory notes issued by corporations to finance short-term credit needs. Commercial paper is usually sold on a discount basis and typically has a maturity at the time of issuance not exceeding nine months. The Portfolio may also purchase asset-backed commercial paper (“ABCP”), which is a form of commercial paper that is backed by assets such as real estate, trade receivables, credit card loans, auto loans and other commercial assets. ABCP is typically sponsored by a commercial bank or other financial institution. Such securities, if they meet the criteria for liquidity established by the Board, will be considered liquid. Consequently, the Portfolio does not intend to subject such securities to the 5% limitation applicable to investments in illiquid securities. Because the secondary market for Rule 144A securities is generally limited to certain qualified institutional buyers, there may be times when the trading market for a particular Rule 144A security held by the Portfolio may be limited and will be considered illiquid. In such an event, U.S. Bancorp Asset Management, Inc. (“USBAM”) will consider appropriate remedies to minimize the effect on the Portfolio’s liquidity.

          Credit Enhancement Agreements. As a non-principal investment strategy, the Portfolio may separately arrange for guarantees, letters of credit, or other forms of credit enhancement agreements (collectively, “Guarantees”) for the purpose of further securing the payment of principal and/or interest on the Portfolio’s investment securities. Although each investment security, at the time it is purchased, must meet the Portfolio’s creditworthiness criteria, Guarantees sometimes are purchased from banks and other institutions (collectively, “Guarantors”) when USBAM, the Portfolio’s investment advisor, through yield and credit analysis, deems that credit enhancement of certain securities is advisable.

          Foreign Securities. The Portfolio may invest as a principal investment strategy in dollar-denominated obligations of U.S. branches of foreign banks, foreign branches of domestic banks, foreign banks, and foreign corporations. Investment in foreign securities is subject to special investment risks that differ in some respects from those related to investments in securities of U.S. domestic issuers. These risks include political, social or economic instability in the country of the issuer, the difficulty of predicting international trade patterns, the possibility of the imposition of exchange controls, expropriation, limits on removal of currency or other assets, nationalization of assets, foreign withholding and income taxation, and foreign trading practices (including higher trading commissions, custodial charges and delayed settlements). Foreign securities also may be subject to greater fluctuations in price than securities issued by U.S. corporations. The principal markets on which these securities trade may have less volume and liquidity, and may be more volatile, than securities markets in the United States.

          In addition, there may be less publicly available information about a foreign bank or company than about a U.S. domiciled bank or company. Foreign banks and companies generally are not subject to uniform accounting, auditing and financial reporting standards comparable to those applicable to U.S. domestic banks and companies. There is also generally less government regulation of securities exchanges, brokers and listed companies abroad than in the United States. Confiscatory taxation or diplomatic developments could also affect investment in those countries. Various provisions of federal law governing the establishment and operation of domestic branches of foreign banks do not apply to foreign branches of domestic banks. Obligations of U.S. branches of foreign banks may be general obligations of the parent bank in addition to the issuing branch, or may be limited by the terms of a specific obligation and by federal and state regulation as well as by governmental action in the country in which the foreign bank has its head office.

          Funding Agreements. The Portfolio may invest in funding agreements as a principal investment strategy. Funding agreements are contracts issued by insurance companies that guarantee a return of principal, plus some amount of interest. Funding agreements purchased by the Portfolio will typically be short-term and provide an adjustable rate of interest. Funding agreements may or may not allow the Portfolio to demand repayment of principal after an agreed upon waiting period or upon certain other conditions. The insurance company may also have a corresponding right to prepay the principal with accrued interest upon a specified number of days’ notice to the Portfolio. The maturity date of some funding agreements may be extended upon the mutual agreement and consent of the insurance company and the Portfolio. Generally, there is no active secondary market in short-term funding agreements. Consequently, short-term funding agreements may be considered by the Portfolio to be illiquid investments and therefore subject to the Rule 2a-7 of the 1940 Act (“Rule 2a-7”) limitations on investing in illiquid securities.

          Illiquid Securities. The Portfolio will not invest more than 5% of its net assets in illiquid securities or securities that are not readily marketable, including repurchase agreements and time deposits of more than seven days’ duration. The absence of a regular trading market for securities imposes additional risks on investments in these securities. Illiquid securities may be difficult to value and may often be disposed of only after considerable expense and delay.

          Letters of Credit. Certain of the debt obligations (including certificates of participation, variable rate demand notes, commercial paper and other short-term obligations) which the Portfolio may purchase may be backed by an unconditional and irrevocable letter of credit, or other form of credit or liquidity support, of a bank, savings and loan association or insurance company which assumes the obligation for payment and interest in the event of default by the issuer. Only banks, savings and loan associations, and insurance companies which, in the opinion of USBAM, are of comparable quality to issuers of other permitted investments of the Portfolio, may be used for letter of credit-backed investments.

          Loan Participation Interests. The Portfolio may invest in loan participation interests as a principal investment strategy. A loan participation interest represents a pro rata undivided interest in an underlying bank loan. Participation interests, like the underlying loans, may have fixed, floating, or variable rates of interest. The bank selling a participation interest generally acts as a mere conduit between its borrower and the purchasers of interests in the loan. The purchaser of an interest (for example, the Portfolio) generally does not have recourse against the bank in the event of a default on the underlying loan. Therefore, the credit risk associated with such instruments is governed by the creditworthiness of the underlying borrowers and not by the banks selling the interests. If the Portfolio invests in loan participation interests that can be sold within a seven-day period, the interests are deemed by USBAM to be liquid investments. If the Portfolio invests in loan participation interests that are restricted from being sold within a seven-day period, the interests are deemed by USBAM to be illiquid investments and are therefore subject to the Rule 2a-7 limitations on investing in illiquid securities.

          Money Market Funds. The Portfolio may invest, to the extent permitted by the 1940 Act, in securities issued by other money market funds, provided that the permitted investments of such other money market funds constitute permitted investments of the Portfolio. As a shareholder of another investment company, the Portfolio would bear, along with other shareholders, its pro rata portion of that company’s expenses, including advisory fees. These expenses would be in addition to the expenses that the Portfolio bears directly in connection with its own operations. Investment companies in which the Portfolio may invest may also impose a sales or distribution charge in connection with the purchase or redemption of their shares and other types of commissions or charges. Such charges will be payable by the Portfolio and, therefore, will be borne indirectly by its shareholders.

          Municipal Securities. The Portfolio may invest in municipal securities as a principal investment strategy. Municipal securities include municipal bonds and other debt securities issued by the states and by their local and special-purpose political subdivisions. The term “municipal bond” as used in this section includes short-term municipal notes and other commercial paper issued by the states and their political subdivisions. Two general classifications of municipal bonds are “general obligation” bonds and “revenue” bonds. General obligation bonds are secured by the governmental issuer’s pledge of its faith, credit and taxing power for the payment of principal and interest upon a default by the issuer of its principal and interest payment obligation. They are usually paid from general revenues of the issuing governmental entity. Revenue bonds, on the other hand, are usually payable only out of a specific revenue source rather than from general revenues. Revenue bonds ordinarily are not backed by the faith, credit or general taxing power of the issuing governmental entity. The principal and interest on revenue bonds for private facilities are typically paid solely out of rents or other specified payments made to the issuing governmental entity by a private company which uses or operates the facilities. Examples of these types of obligations are industrial revenue bonds and pollution control revenue bonds. Industrial revenue bonds are issued by governmental entities to provide financing aid to community facilities such as hospitals, hotels, business or residential complexes, convention halls and sport complexes. Pollution control revenue bonds are issued to finance air, water and solids pollution control systems for privately operated industrial or commercial facilities. Revenue bonds which are not backed by the credit of the issuing governmental entity frequently provide a higher rate of return than other municipal obligations, but they entail greater risk than obligations which are guaranteed by a governmental unit with taxing power. Federal income tax laws place substantial limitations on industrial revenue bonds, and particularly certain specified private activity bonds issued after August 7, 1986. In the future, legislation could be introduced in Congress which could further restrict or eliminate the income tax exemption for interest on debt obligations in which the Portfolio may invest.

          The Portfolio’s investments in municipal bonds and other debt obligations that are purchased from financial institutions such as commercial and investment banks, savings associations and insurance companies may take the form of participations, beneficial interests in a trust, partnership interests or any other form of indirect ownership that allows the Portfolio to treat the income from the investment as exempt from federal income tax.

          In addition, the Portfolio may invest in other federal income tax-free securities such as (i) tax anticipation notes (“TANs”) and revenue anticipation notes (“RANs”) issued to finance working capital needs in anticipation of receiving taxes or other revenues, (ii) bond anticipation notes (“BANs”) that are intended to be refinanced through a later issuance of longer-term bonds, (iii) variable and floating rate obligations including variable rate demand notes, described below under “—Variable and Floating Rate Instruments,” (iv) tender option bonds, and (v) participation, trust and partnership interests in any of the foregoing obligations. The obligations of TANs, RANs, and BANs are generally secured by the anticipated revenues from taxes, grants or bond financing. An investment in such instruments, however, presents a risk that the anticipated revenues will not be received or that such revenues will be insufficient to satisfy the issuer’s payment obligations under the notes or that refinancing will be otherwise unavailable. Tender option bonds are created when municipal instruments are transferred to a special purpose trust which issues two classes of certificates. The first class, commonly called floating rate certificates, pays an interest rate that is typically reset weekly based on a specified index. The second class, commonly called inverse floaters, pays an interest rate based on the difference between the interest rate earned on the underlying municipal instruments and the interest rate paid on the floating rate certificates, after expenses. In selecting tender option bonds, USBAM may consider the creditworthiness of the issuer of the underlying bond deposited in the trust, the experience of the custodian, and the quality of the sponsor providing the tender option, among other factors. In certain instances, the tender option may be terminated.

          Obligations of Banks and Other Financial Services Companies. The Portfolio invests as a principal investment strategy in U.S. dollar-denominated obligations of domestic and foreign banks, including fixed and variable rate certificates of deposit, time deposits, bankers’ acceptances, and other short-term obligations. Certificates of deposit are negotiable certificates evidencing the obligation of a bank to repay funds deposited with it for a specified period of time. Time deposits are non-negotiable deposits maintained in a banking institution for a specified period of time at a stated interest rate. Time deposits that may be held by the Portfolio will not benefit from insurance from the Deposit Insurance Fund administered by the Federal Deposit Insurance Corporation (“FDIC”). Bankers’ acceptances are credit instruments evidencing the obligation of a bank to pay a draft drawn on it by a customer. These instruments reflect the obligation both of the bank and of the drawer to pay the face amount of the instrument upon maturity. Bank obligations in which the Portfolio invests may include uninsured, direct obligations, bearing fixed, floating or variable interest rates. The Portfolio may also invest in securities issued by other financial services companies in various industries as a principal investment strategy. To the extent the Portfolio invests in securities issued by domestic and foreign banks and other financial services companies, the Portfolio’s performance will be susceptible to the risks associated with the banking and financial services sectors. These sectors are highly dependent on the supply of short-term financing. The value of securities of issuers in the banking and financial services sectors can be sensitive to changes in government regulation and interest rates and to economic downturns in the United States and abroad.

          Put Options. The Portfolio may, as a non-principal investment strategy, purchase securities that provide for the right to resell them to the issuer, a bank or a broker-dealer at a specified price within a specified period of time prior to the maturity date of such obligations. Such a right to resell, which is commonly known as a “put,” may be sold, transferred or assigned only with the underlying security or securities. The Portfolio may pay a higher price for a security with a put than would be paid for the same security without a put. The primary purpose of purchasing such securities with puts is to permit the Portfolio to be as fully invested as practicable in securities while at the same time providing the Portfolio with appropriate liquidity.

          Repurchase Agreements. The Portfolio may engage in repurchase agreements as a principal investment strategy. A repurchase agreement involves the purchase by the Portfolio of securities with the agreement that, after a stated period of time, the original seller (the “counterparty”) will buy back the same securities (“collateral”) at a predetermined price or yield. Repurchase agreements permit the Portfolio to maintain liquidity and earn income over periods of time as short as overnight. The Portfolio may engage in repurchase agreements with any member bank of the Federal Reserve System or dealer in U.S. Government securities. The Portfolio may enter into repurchase agreement transactions that are collateralized fully as defined in Rule 5b-3(c)(1) of the 1940 Act, which has the effect of enabling the Portfolio to look to the collateral, rather than the counterparty, for determining whether its assets are “diversified” for 1940 Act purposes. In addition, collateral may include securities that the Portfolio is not otherwise permitted to purchase directly, such as long-term government bonds, investment grade corporate bonds and equity securities. Irrespective of the type of collateral underlying a repurchase agreement, the Portfolio must determine that a repurchase obligation with a particular counterparty involves minimal credit risk to the Portfolio and otherwise satisfies the credit quality standards applicable to the acquisition of an instrument issued by such counterparty in compliance with Rule 2a-7.

          Securities pledged as collateral for repurchase agreements are held by the custodian bank until the respective agreements mature. The Portfolio may also invest in tri-party repurchase agreements. Securities held as collateral for tri-party repurchase agreements are maintained in a segregated account by an unaffiliated third-party custodian bank until the maturity of the repurchase agreement. The market value of the collateral underlying the repurchase agreement will be determined on each business day. If at any time the market value of the collateral falls below the repurchase price under the repurchase agreement (including any accrued interest), the appropriate Portfolio will promptly receive additional collateral (so the total collateral is an amount at least equal to the repurchase price plus accrued interest).

          Repurchase agreements involve certain risks not associated with direct investments in securities. If the counterparty defaults on its obligation to repurchase as a result of its bankruptcy or otherwise, the Portfolio will seek to sell the collateral, which could involve costs or delays. Although collateral will at all times be maintained in an amount at least equal to the repurchase price under the agreement (including accrued interest), the Portfolio would suffer a loss if the proceeds from the sale of the collateral were less than the agreed-upon repurchase price. As noted above, the Portfolio may engage in repurchase agreement transactions that are collateralized by securities that the Portfolio is not otherwise directly permitted to purchase, such as long-term government bonds, investment grade corporate bonds and equity securities. These collateral securities may be less liquid or more volatile than others or less liquid and more volatile than the securities that the Portfolio is permitted to purchase directly, thereby increasing the risk that the Portfolio will be unable to recover fully in the event of a counterparty’s default and potentially resulting in the Portfolio owning securities that it is not otherwise permitted to purchase. USBAM will monitor the creditworthiness of the firms with which the Portfolio enters into repurchase agreements.

          U.S. Government Securities. The Portfolio may invest in securities issued or guaranteed as to principal or interest by the U.S. Government, or agencies or instrumentalities of the U.S. Government. Making such investments is a principal investment strategy for the Portfolio. These investments include direct obligations of the U.S. Treasury such as U.S. Treasury bonds, notes, and bills. These Treasury securities are essentially the same except for differences in interest rates, maturities, and dates of issuance. In addition to Treasury securities, the Portfolio may invest in securities, such as notes, bonds, and discount notes which are issued or guaranteed by agencies of the U.S. Government and various instrumentalities which have been established or sponsored by the U.S. Government. Except for U.S. Treasury securities, these U.S. Government obligations, even those which are guaranteed by federal agencies or instrumentalities, may or may not be backed by the “full faith and credit” of the United States. In the case of securities not backed by the full faith and credit of the United States, the investor must look principally to the agency issuing or guaranteeing the obligation for ultimate repayment and may not be able to assert a claim against the United States itself in the event the agency or instrumentality does not meet its commitment. USBAM considers securities guaranteed by an irrevocable letter of credit issued by a government agency to be guaranteed by that agency.

          U.S. Treasury obligations include bills, notes and bonds issued by the U.S. Treasury and separately traded interest and principal component parts of such obligations that are transferable through the Federal book-entry system, which are known as Separately Traded Registered Interest and Principal Securities (“STRIPS”). STRIPS are sold as zero coupon securities, which means that they are sold at a substantial discount and redeemed at face value at their maturity date without interim cash payments of interest or principal. This discount is accreted over the life of the security, and such accretion will constitute the income earned on the security for both accounting and tax purposes. Because of these features, such securities may be subject to greater interest rate volatility than interest paying U.S. Treasury obligations. The Portfolio’s investments in STRIPS will be limited to components with maturities less than or equal to 397 days and the Portfolio will not actively trade such components.

          Variable and Floating Rate Instruments. A floating rate security provides for the automatic adjustment of its interest rate whenever a specified interest rate changes. A variable rate security provides for the automatic establishment of a new interest rate on set dates. Interest rates on these securities are ordinarily tied to, and represent a percentage of, a widely recognized interest rate, such as the yield on 90-day U.S. Treasury bills or the prime rate of a specified bank. These rates may change as often as twice daily. Generally, changes in interest rates will have a smaller effect on the market value of variable and floating rate securities than on the market value of comparable fixed-income obligations. Thus, investing in variable and floating rate securities generally affords less opportunity for capital appreciation and depreciation than investing in comparable fixed-income securities. The Portfolio may purchase variable and floating rate non-U.S. Government securities that have a stated maturity in excess of 397 calendar days only if the Portfolio has a right to demand payment of the principal of the instrument at least once every 397 calendar days upon not more than 30 days’ notice.

          Variable and floating rate instruments may include variable amount master demand notes that permit the indebtedness thereunder to vary in addition to providing for periodic adjustments in the interest rate. There may be no active secondary market with respect to a particular variable or floating rate instrument. Nevertheless, the periodic readjustments of their interest rates tend to assure that their value to the Portfolio will approximate their par value. Illiquid variable and floating rate instruments (instruments that are not payable upon seven days’ notice and do not have an active trading market) that are acquired by the Portfolio are subject to the Portfolio’s percentage limitations regarding securities that are illiquid or not readily marketable. USBAM will continuously monitor the creditworthiness of issuers of variable and floating rate instruments in which the Trust invests and the ability of issuers to repay principal and interest.

          When-Issued Transactions. The Portfolio may purchase securities on a when-issued basis, although it does not do so as a principal investment strategy. New issues of securities are often offered on a when-issued basis. This means that delivery and payment for the securities normally will take place several days after the date the buyer commits to purchase them. The payment obligation and the interest rate that will be received on securities purchased on a when-issued basis are each fixed at the time the buyer enters into the commitment.

          The Portfolio will make commitments to purchase when-issued securities only with the intention of actually acquiring the securities, but the Portfolio may sell these securities or dispose of the commitment before the settlement date if it is deemed advisable as a matter of investment strategy. Cash or marketable high-quality debt securities equal to the amount of the above commitments will be segregated on the Portfolio’s records. For the purpose of determining the adequacy of these securities, the segregated securities will be valued at market value. If the market value of such securities declines, additional cash or securities will be segregated on the Portfolio’s records on a daily basis so that the market value of the account will equal the amount of such commitments by the Portfolio. The Portfolio will not invest more than 25% of its net assets in when-issued securities.

          Securities purchased on a when-issued basis and the securities held by the Portfolio are subject to changes in market value based upon the public’s perception of changes in the level of interest rates. Generally, the value of such securities will fluctuate inversely to changes in interest rates (i.e., they will appreciate in value when interest rates decline and decrease in value when interest rates rise). Therefore, if in order to achieve higher interest income the Portfolio remains substantially fully invested at the same time that it has purchased securities on a “when-issued” basis, there will be a greater possibility of fluctuation in the Portfolio’s net asset value.

          When payment for when-issued securities is due, the Portfolio will meet its obligations from then-available cash flow, the sale of segregated securities, the sale of other securities or, and although it would not normally be expected to do so, from the sale of the when-issued securities themselves (which may have a market value greater or less than the Portfolio’s payment obligation). The sale of securities to meet such obligations carries with it a greater potential for the realization of capital gains, which are subject to federal income taxes.

          Zero-Coupon and Step-Up Coupon Securities. The Portfolio may invest in zero-coupon securities and step-up coupon securities as a non-principal investment strategy. These securities are debt securities that do not make regular cash interest payments. Zero-coupon securities are securities that make no periodic interest payments, but are instead sold at discounts from face value. Step-up coupon bonds are debt securities that may not pay interest for a specified period of time and then, after the initial period, may pay interest at a series of different rates. If these securities do not pay current cash income, the market prices of these securities would generally be more volatile and likely to respond to a greater degree to changes in interest rates than the market prices of securities having similar maturities and credit qualities that pay cash interest periodically.

Investment Restrictions

Fundamental Investment Restrictions

          The Portfolio is classified under the 1940 Act as a diversified series of an open-end management investment company. This classification cannot be changed with respect to the Portfolio without approval by the holders of a majority of the outstanding shares of the Portfolio as defined in the 1940 Act, i.e., by the lesser of the vote of (a) 67% of the shares of the Portfolio present at a meeting where more than 50% of the outstanding shares are present in person or by proxy, or (b) more than 50% of the outstanding shares of the Portfolio. The 1940 Act currently restricts the Portfolio, with respect to 75% of its total assets, from purchasing securities of an issuer (other than (i) securities issued by other investment companies, (ii) securities issued by the U.S. Government, its agencies, instrumentalities or authorities, or (iii) repurchase agreements fully collateralized by U.S. Government securities) if (a) such purchase would, at the time, cause more than 5% of the Portfolio’s total assets taken at market value to be invested in the securities of such issuer; or (b) such purchase would, at the time, result in more than 10% of the outstanding voting securities of such issuer being held by the Portfolio.

          In addition to the investment objective and strategies and risk factors set forth in Part A, the Portfolio is subject to the investment restrictions set forth below. The investment restrictions set forth in paragraphs 1 through 6 below are fundamental and cannot be changed with respect to the Portfolio without approval by the holders of a majority of the outstanding shares of the Portfolio as defined in the 1940 Act.

          The Portfolio will not:

1.

Concentrate its investments in a particular industry, except that there shall be no limitation on the purchase of obligations of domestic commercial banks, excluding for this purpose, foreign branches of domestic commercial banks. For purposes of this limitation, the U.S. Government and state or municipal governments and their political subdivisions, are not considered members of any industry. Whether the Portfolio is concentrating in an industry shall be determined in accordance with the 1940 Act, as interpreted or modified from time to time by any regulatory authority having jurisdiction.

2.	Borrow money or issue senior securities, except as permitted under the 1940 Act, as interpreted or modified from time to time by any regulatory authority having jurisdiction.

3.	Purchase physical commodities or contracts relating to physical commodities.

4.

Purchase or sell real estate unless as a result of ownership of securities or other instruments, but this shall not prevent the Portfolio from investing in securities or other instruments backed by real estate or interests therein or in securities of companies that deal in real estate or mortgages.

5.	Act as an underwriter of securities of other issuers, except to the extent that, in connection with the disposition of portfolio securities, it may be deemed an underwriter under applicable laws.

6.	Make loans except as permitted under the 1940 Act, as interpreted or modified from time to time by any regulatory authority having jurisdiction.

          For purposes of applying the limitation set forth in number 1 above, according to the current interpretation by the SEC, the Portfolio would be concentrated in an industry if 25% or more of its total assets, based on current market value at the time of purchase, were invested in that industry.

          For purposes of applying the limitation set forth in number 2 above, under the 1940 Act as currently in effect, the Portfolio is not permitted to issue senior securities, except that the Portfolio may borrow from any bank if immediately after such borrowing the value of the Portfolio’s total assets is at least 300% of the principal amount of all of the Portfolio’s borrowings (i.e., the principal amount of the borrowings may not exceed 33 1/3% of the Portfolio’s total assets). In the event that such asset coverage shall at any time fall below 300% the Portfolio shall, within three days thereafter (not including Sundays and holidays) reduce the amount of its borrowings to an extent that the asset coverage of such borrowings shall be at least 300%.

          For purposes of applying the limitation set forth in number 6 above, there are no limitations with respect to unsecured loans made by the Portfolio to an unaffiliated party. However, if the Portfolio loans its portfolio securities, the obligation on the part of the Portfolio to return collateral upon termination of the loan could be deemed to involve the issuance of a senior security within the meaning of Section 18(f) of the 1940 Act. In order to avoid violation of Section 18(f), the Portfolio may not make a loan of portfolio securities if, as a result, more than one-third of its total asset value (at market value computed at the time of making a loan) would be on loan. The Portfolio currently does not intend to make loans, unsecured or otherwise, except to the extent that investments in debt securities in accordance with Rule 2a-7 (as discussed below under “Additional Restrictions”) would be deemed to be loans.

Non-Fundamental Investment Restrictions

          The following restrictions are non-fundamental and may be changed by the Board without a shareholder vote.

1.	The Portfolio will not sell securities short.

2.

The Portfolio will not borrow money in an amount exceeding 10% of its total assets. The Portfolio will not borrow money for leverage purposes. For the purpose of this investment restriction, the purchase of securities on a when-issued or delayed delivery basis shall not be deemed the borrowing of money. The Portfolio will not make additional investments while its borrowings exceed 5% of total assets.

Additional Restrictions

          The Portfolio may not invest in obligations of any affiliate of U.S. Bancorp, including U.S. Bank National Association (“U.S. Bank”).

          The Trust intends to rely on a previously received exemptive order (Investment Company Act Release No. 22589 dated March 28, 1997) from the SEC under which short-term investments and repurchase agreements may be entered into on a joint basis by the Portfolio and other funds advised by USBAM.

          The Trust may rely on a previously received exemptive order (Investment Company Act Release No. 25526 dated April 15, 2002) from the SEC which permits the Portfolio to participate in an interfund lending program pursuant to which the Portfolio and other mutual funds advised by USBAM may lend money directly to each other for emergency or temporary purposes. The program is subject to a number of conditions designed to ensure fair and equitable treatment of all participating mutual funds, including the following: (1) no mutual fund may borrow money through the program unless it receives a more favorable interest rate than a rate approximating the lowest interest rate at which bank loans would be available to any of the participating mutual funds under a loan agreement; and (2) no mutual fund may lend money through the program unless it receives a more favorable return than that available from an investment in repurchase agreements and, to the extent applicable, money market cash sweep arrangements. In addition, a mutual fund may participate in the program only if and to the extent that such participation is consistent with the fund’s investment objectives and policies (for instance, money market funds would normally participate only as lenders because they rarely need to borrow cash to meet redemptions). The duration of any loans made under the interfund lending program will be limited to the time required to receive payment for the securities sold, but in no event more than seven days. All loans will be callable by the lending fund on one business day’s notice. A mutual fund may have to borrow from a bank at a higher interest rate if an interfund loan is called or not renewed. Any delay in repayment to a lending fund could result in a lost investment opportunity or additional costs. The program is subject to the oversight and periodic review of the board of trustees of the participating mutual funds, or the equivalent.

          The Portfolio is subject to the investment restrictions of Rule 2a-7 in addition to other policies and restrictions discussed herein. A description of the ratings categories used to determine whether a security is an “Eligible Security,” as that term is defined in Rule 2a-7, is included in Appendix A.

          The concentration policy of the Portfolio permits investment, without limit, in bankers’ acceptances, certificates of deposit and similar instruments issued by (i) U.S. banks and (ii) U.S. branches of foreign banks (in circumstances in which the U.S. branches of foreign banks are subject to the same regulation as U.S. banks). The Portfolio may concentrate in such instruments when, in the opinion of USBAM, the yield, marketability and availability of investments meeting the Portfolio’s quality standards in the banking industry justify any additional risks associated with the concentration of the Portfolio’s assets in such industry.

Portfolio Turnover

          The Portfolio generally intends to hold its portfolio securities to maturity. In certain instances, however, the Portfolio may dispose of its portfolio securities prior to maturity when it appears such action will be in the best interest of the Portfolio because of changing money market conditions, redemption requests, or otherwise. The Portfolio may attempt to maximize the total return on its portfolio by trading to take advantage of changing money market conditions and trends or to take advantage of what are believed to be disparities in yield relationships between different money market instruments. Because the Portfolio invests in short-term securities and manages its portfolio, as described above in “Description of the Trust and its Investments and Risks – Investment Policies” and in Part A to the Trust’s registration statement, the portfolio will turn over several times a year. Because brokerage commissions as such are not usually paid in connection with the purchase or sale of the securities in which the Portfolio invests and because the transactional costs are small, the high turnover is not expected to materially affect net asset values or yields. Securities with maturities of less than one year are excluded from required portfolio turnover rate calculations, and, therefore, the Portfolio’s turnover rate for reporting purposes will be zero.

Disclosure of Portfolio Holdings

          The Portfolio is not subject to the policies and procedures adopted by the Board which prohibit the release of information concerning portfolio holdings (“Disclosure Policies”) because the Portfolio’s shares are not available to the general public (i.e., shares are only offered in connection with the investment of collateral received in connection with securities lending) and the Portfolio holds only short-term securities that generally do not vary significantly in value over short periods of time. Because of the types of securities held by the Portfolio, such portfolio holdings information would not be subject to the types of misuses that the Disclosure Policies are designed to prevent.

          Information concerning the Portfolio’s securities holdings, as well as its weighted average maturity and weighted average life, will be posted on the U.S. Bank Institutional Trust and Custody website five business days after the end of the month and will remain posted on the website for at least six months thereafter. In addition, the Portfolio files more detailed holdings information with the SEC on Form N-MFP no later than five business days after the end of the month, which becomes publicly available on the SEC’s website 60 days after the end of the month to which the information pertains. A Portfolio may publish complete holdings information more frequently if it has a legitimate business purpose for doing so.

ITEM 17. MANAGEMENT OF THE TRUST

Trustees and Officers

          Set forth below is information about the Trustees and the officers of the Trust. The Board consists entirely of Trustees who are not considered “interested persons” of the Trust, as that term is defined in the 1940 Act (“Independent Trustees”).

Independent Trustees

Name, Address and Age	Position Held with the Trust	Term of Office and Length of Time Served	Principal Occupation During Past 5 Years and Other Relevant Experience[1]	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee[2]
Roger A. Gibson P.O. Box 1329 Minneapolis, Minnesota 55440-1329 (1946)	Trustee	Term expiring earlier of death, resignation, removal, disqualification, or successor duly elected and qualified. Trustee of the Trust since September 2005

Director, Charterhouse Group, Inc., a private equity firm, since October 2005; Advisor/Consultant, Future Freight™, a logistics/supply chain company; non-profit board member; prior to retirement in 2005, served in several executive positions for United Airlines, including Vice President and Chief Operating Officer – Cargo; Independent Director, First American Funds Complex since 1997

				First American Funds Complex: 10 registered investment companies, including 14 portfolios	None

John P. Kayser P.O. Box 1329 Minneapolis, Minnesota 55440-1329 (1949)	Trustee	Term expiring earlier of death, resignation, removal, disqualification, or successor duly elected and qualified. Trustee of the Trust since October 2006

Retired; non-profit board member; prior to retirement in 2004, Principal, William Blair & Company, LLC, a Chicago-based investment firm; previously served on board of governors, Chicago Stock Exchange; former Director, William Blair Mutual Funds, Inc., Midwest Securities Trust Company, and John O. Butler Co.; Independent Director, First American Funds Complex since 2006

				First American Funds Complex: 10 registered investment companies, including 14 portfolios	None

Leonard W. Kedrowski P.O. Box 1329 Minneapolis, Minnesota 55440-1329 (1941)	Chair; Trustee

Chair term three years. Director term expiring earlier of death, resignation, removal, disqualification, or successor duly elected and qualified. Chair of the Trust’s Board since January 2011; Trustee of the Trust since September 2005

Owner and President, Executive and Management Consulting, Inc., a management consulting firm; Chief Executive Officer, Blue Earth Internet, a web site development company; Board member, GC McGuiggan Corporation (dba Smyth Companies), a label printer; Member, investment advisory committee, Sisters of the Good Shepherd; Certified Public Accountant; former Vice President, Chief Financial Officer, Treasurer, Secretary, and Director, Anderson Windows, a large privately-held manufacturer of wood windows; former Director, Protection Mutual Insurance Company, an international property and casualty insurer; Independent Director, First

				First American Funds Complex: 10 registered investment companies, including 14 portfolios	None

Name, Address and Age	Position Held with the Trust	Term of Office and Length of Time Served	Principal Occupation During Past 5 Years and Other Relevant Experience[1]	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee[2]
American Funds Complex since 1993

Richard K. Riederer P.O. Box 1329 Minneapolis, Minnesota 55440-1329 (1944)	Trustee	Term expiring earlier of death, resignation, removal, disqualification, or successor duly elected and qualified. Trustee of the Trust since September 2005

Owner and Chief Executive Officer, RKR Consultants, Inc., a consulting company providing advice on business strategy, mergers and acquisitions; Director, Cliffs Natural Resources, Inc.; Certified Financial Analyst; non-profit board member; former Chief Executive Officer and President, Weirton Steel Corporation; former Vice President and Treasurer, Harnischfeger Industries, a capital machinery manufacturer; former Treasurer and Director of Planning, Allis Chalmers Corporation, an equipment manufacturing company; former Chairman, American Iron & Steel Institute, a North American steel industry trade association; Independent Director, First American Funds Complex since 2001 and Firstar Funds 1988-2001

				First American Funds Complex: 10 registered investment companies, including 14 portfolios	Cliffs Natural Resources, Inc. (a producer of iron ore pellets and coal)

James M. Wade P.O. Box 1329 Minneapolis, Minnesota 55440-1329 (1943)	Trustee	Term expiring earlier of death, resignation, removal, disqualification, or successor duly elected and qualified. Trustee of the Trust since September 2005

Owner and President, Jim Wade Homes, a homebuilding company; formerly, Vice President and Chief Financial Officer, Johnson Controls, Inc.; Independent Director, First American Funds Complex since 2001 and Firstar Funds 1988-2001

				First American Funds Complex: 10 registered investment companies, including 14 portfolios	None

[1]

Includes each Trustee’s principal occupation during the last five years and other information relating to the experience, attributes, and skills relevant to each Trustee’s qualifications to serve as a Trustee, which contributed to the conclusion that each Trustee should serve as a Trustee for the Trust.

[2]

Includes only directorships in a company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”) or subject to the requirements of Section 15(d) of the Exchange Act, or any company registered as an investment company under the 1940 Act.

Officers

Name, Address and Age	Position Held with the Trust	Term of Office and Length of Time Served	Principal Occupation During Past 5 Years
Joseph M. Ulrey III U.S. Bancorp Asset Management, Inc. 800 Nicollet Mall Minneapolis, Minnesota 55402 (1958)[1]	President	Re-elected by the Board annually; President of the Trust since January 2011

Chief Executive Officer and President of U.S. Bancorp Asset Management, Inc. since January 2011; prior thereto, Chief Financial Officer and Head of Technology and Operations, U.S. Bancorp Asset Management, Inc.

Eric J. Thole U.S. Bancorp Asset Management, Inc. 800 Nicollet Mall Minneapolis, Minnesota 55402 (1972) [1]	Vice President	Re-elected by the Board annually; Vice President of the Trust since January 2011

Chief Operating Officer, U.S. Bancorp Asset Management, Inc. since August 2012; Head of Operations, Technology and Treasury, U.S. Bancorp Asset Management, Inc. from January 2011 through July 2012; prior thereto, Managing Director of Investment Operations, U.S. Bancorp Asset Management, Inc.

Jill M. Stevenson U.S. Bancorp Asset Management, Inc. 800 Nicollet Mall Minneapolis, Minnesota 55402 (1965)[1]	Treasurer	Re-elected by the Board annually; Treasurer of the Trust since January 2011; Assistant Treasurer of the Trust from September 2005 through December 2010	Mutual Funds Treasurer, U.S. Bancorp Asset Management, Inc. since January 2011; prior thereto, Mutual Funds Assistant Treasurer, U.S. Bancorp Asset Management, Inc.

Ruth M. Mayr U.S. Bancorp Asset Management, Inc. 800 Nicollet Mall Minneapolis, Minnesota 55402 (1959) [1]	Chief Compliance Officer	Re-elected by the Board annually; Chief Compliance Officer of the Trust since January 2011	Chief Compliance Officer, U.S. Bancorp Asset Management, Inc. since January 2011; prior thereto, Director of Compliance, U.S. Bancorp Asset Management, Inc.

Carol A. Sinn U.S. Bancorp Asset Management, Inc. 800 Nicollet Mall Minneapolis, Minnesota 55402 (1959) [1]	Anti-Money Laundering Officer	Re-elected by the Board annually; Anti-Money Laundering Officer of the Trust since January 2011

Senior Business Line Risk Manager and Anti-Money Laundering Officer, U.S. Bancorp Asset Management, Inc. since January 2011; prior thereto, Senior Business Line Risk Manager, U.S. Bancorp Asset Management, Inc.

Richard J. Ertel U.S. Bancorp Asset Management, Inc. 800 Nicollet Mall Minneapolis, Minnesota 55402 (1967) [1]	Secretary	Re-elected by the Board annually; Secretary of the Trust since January 2011; Assistant Secretary of the Trust from June 2006 through December 2010	General Counsel, U.S. Bancorp Asset Management, Inc. since January 2011; prior thereto, Counsel, U.S. Bancorp Asset Management, Inc.

Scott F. Cloutier U.S. Bancorp Asset Management, Inc. 800 Nicollet Mall Minneapolis, Minnesota 55402 (1973)[1]	Assistant Secretary	Re-elected by the Board annually; Assistant Secretary of the Trust since September 2012

Corporate Counsel, U.S. Bancorp Asset Management, Inc. since April 2011; Attorney, Steingart, McGrath & Moore, P.A., a Minneapolis-based law firm, from April 2009 through March 2011; prior thereto, Corporate Counsel, Pine River Capital Management, L.P., a Minneapolis-based investment adviser

[1]

Messrs. Ulrey, Thole, Ertel and Cloutier and Mses. Stevenson, Mayr and Sinn are each officers and/or employees of U.S. Bancorp Asset Management, Inc., which serves as investment advisor, transfer agent and administrator for the Trust.

Board Leadership Structure

          The Board is responsible for overseeing generally the operation of the Portfolio. The Board has approved an investment advisory agreement with USBAM, as well as other contracts with USBAM, its affiliates, and other service providers. Annually, the Board evaluates the services received from the Trust’s principal service providers.

          As noted above, the Board consists entirely of Independent Trustees. The Trustees also serve as trustees (or “directors”) of First American Funds, Inc. and the First American closed-end funds (collectively with the Portfolio, the “Fund Complex”). Taking into account the number, the diversity and the complexity of the funds overseen by the Trustees and the aggregate amount of assets under management in the Fund Complex, the Board has determined that the efficient conduct of its affairs makes it desirable to delegate responsibility for certain matters to committees of the Board. These committees, which are described in more detail below, review and evaluate matters specified in their charters and make recommendations to the Board as they deem appropriate. Each committee may use the resources of the Trust’s counsel and auditors, counsel to the Independent Trustees, if any, as well as other experts. The committees meet as often as necessary, either in conjunction with regular meetings of the Board or otherwise.

          The Portfolio is subject to a number of risks, including, among others, investment, compliance, operational, and valuation risks. The Board’s role in risk oversight of the Portfolio reflects its responsibility to oversee generally, rather than to manage, the operations of the Portfolio. The actual day-to-day risk management with respect to the Portfolio or the Trust resides with USBAM and the other service providers to the Portfolio or the Trust. In line with the Board’s oversight responsibility, the Board receives reports and makes inquiries at its regular meetings or otherwise regarding various risks. However, the Board relies upon the Trust’s Chief Compliance Officer, who reports directly to the Board, and USBAM (including its Senior Business Line Risk Manager and other members of its management team) to assist the Board in identifying and understanding the nature and extent of such risks and determining whether, and to what extent, such risks may be eliminated or mitigated. Although the risk management policies of USBAM and the other service providers are designed to be effective, those policies and their implementation vary among service providers and over time, and there is no guarantee that they will be effective. Not all risks that may affect the Portfolio or the Trust can be identified or processes and controls developed to eliminate or mitigate their occurrence or effects, and some risks are simply beyond any control of the Portfolio, the Trust, or USBAM, its affiliates or other service providers.

Standing Committees of the Board

          There are currently two standing committees of the Board: Audit Committee and Governance Committee. References to the “Portfolio” in the committee descriptions below are to the Portfolio of the Trust and other funds in the Fund Complex. All committee members are Independent Trustees.

Committee	Committee Function	Committee Members	Number of Fund Complex Committee Meetings Held During the Trust’s Fiscal Year Ended 12/31/2013
Audit Committee	The purposes of the Committee are (1) to oversee the Portfolio’s accounting and financial reporting policies and practices, their internal controls and, as appropriate, the	Roger A. Gibson (Chair) John P. Kayser Leonard W. Kedrowski	6

Committee	Committee Function	Committee Members	Number of Fund Complex Committee Meetings Held During the Trust’s Fiscal Year Ended 12/31/2013

internal controls of certain service providers; (2) to oversee the quality of the Portfolio’s financial statements and the independent audit thereof; (3) to oversee the valuation of the securities held by the Portfolio; (4) to assist Board oversight of the Portfolio’s compliance with legal and regulatory requirements; and (5) to act as a liaison between the Portfolio’s independent auditors and the full Board. The Audit Committee, together with the Board, has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor (or to nominate the outside auditor to be proposed for shareholder approval in any proxy statement).

		Richard K. Riederer James M. Wade

Governance Committee

The Committee has responsibilities relating to (1) Board and Committee composition (including interviewing and recommending to the Board nominees for election as Trustees; reviewing the independence of all independent Trustees; reviewing Board composition to determine the appropriateness of adding individuals with different backgrounds or skills; recommending a successor to the Board Chair when a vacancy occurs; consulting with the Board Chair on Committee assignments; and in anticipation of the Board’s request for shareholder approval of a slate of Trustees, recommending to the Board the slate of Trustees to be presented for Board and shareholder approval); (2) Committee structure (including, at least annually, reviewing each Committee’s structure and membership; (3) Trustee education (including developing an annual education calendar; monitoring independent Trustee attendance at educational seminars and conferences; developing and conducting orientation sessions for new independent Trustees; and managing the Board’s education program in a cost-effective manner); and 4) governance practices (including reviewing and making recommendations regarding Trustee compensation and Trustee expenses; monitoring Trustee investments in the Portfolio; monitoring compliance with Trustee retirement policies; if requested, assisting the Board Chair in overseeing self-evaluation process; in collaboration with outside counsel, developing policies and procedures addressing matters which should come before the Committee in the proper exercise of its duties; reviewing applicable new industry reports as they are published; reviewing and recommending changes in Board governance policies, procedures and practices; reporting the Committee’s activities to the Board and making such recommendations; reviewing and, as appropriate, recommending that the Board make changes to the Committee’s charter).

		Richard K. Riederer (Chair) Roger A. Gibson John P. Kayser Leonard W. Kedrowski James M. Wade	4

          The Governance Committee will consider shareholder recommendations for Trustee nominees in the event there is a vacancy on the Board or in connection with any special shareholders meeting which is called for the purpose of electing Trustees. The Trust does not hold regularly scheduled annual shareholders meetings. There are no differences in the manner in which the Governance Committee evaluates nominees for Trustee based on whether the nominee is recommended by a shareholder.

          A shareholder who wishes to recommend a Trustee nominee should submit his or her recommendation in writing to the Chair of the Board (Mr. Kedrowski) or the Chair of the Governance Committee (Mr. Riederer), in either case at Mount Vernon Securities Lending Trust, P.O. Box 1329, Minneapolis, Minnesota 55440-1329. At a minimum, the recommendation should include:

•	the name, address, and business, educational, and/or other pertinent background of the person being recommended;

•	a statement concerning whether the person is “independent” within the meaning of New York Stock Exchange and NYSE MKT listing standards and is not an “interested person” as defined in the 1940 Act;

•	any other information that the Portfolio would be required to include in a proxy statement concerning the person if he or she was nominated; and

•	the name and address of the person submitting the recommendation, together with the number of Portfolio shares held by such person and the period for which the shares have been held.

          The recommendation also can include any additional information that the person submitting it believes would assist the Governance Committee in evaluating the recommendation. Shareholder recommendations for nominations to the Board will be accepted on an ongoing basis and will be kept on file for consideration when there is a vacancy on the Board or prior to a shareholders meeting called for the purpose of electing Trustees.

Trustee Ownership of Securities of the Trust or Advisor

          The information in the table below discloses the dollar ranges of (i) each Trustee’s beneficial ownership in the Trust, and (ii) each Trustee’s aggregate beneficial ownership in all funds within the Fund Complex. All of the Trustees are Independent Trustees.

Name of Trustee	Dollar Range of Equity Securities in the Trust as of 12/31/2013	Aggregate Dollar Range of Equity Securities in the Fund Complex as of 12/31/2013
Roger A. Gibson	$0	$10,001-$50,000
John P. Kayser	$0	$10,001-$50,000
Leonard W. Kedrowski	$0	Over $100,000
Richard K. Riederer	$0	None
James M. Wade	$0	$1-$10,000

          As of December 31, 2013, none of the Independent Trustees or their immediate family members owned, beneficially, or of record, any securities in (i) an investment advisor of the Trust or (ii) a person (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with an investment advisor of the Trust.

          None of the Trustees meet the eligibility requirements to purchase shares of the Portfolio.

Trustee Qualifications

          The Board has determined that each Trustee should continue to serve as such based on several factors (none of which alone is decisive). Mr. Kayser has served in his role as Trustee since October 2006, and each other Trustee has served in such role since the Trust’s inception in 2005. Because of this experience, each Trustee is knowledgeable regarding the Trust’s business and service provider arrangements. In addition, each Trustee has served for a number of years as a director of other funds in the Fund Complex, as indicated in the “Independent Trustees” table above. Among the factors the Board considered when concluding that an individual should serve on the Board were the following: (i) the individual’s business and professional experience and accomplishments; (ii) the individual’s ability to work effectively with other members of the Board; (iii) the individual’s prior experience, if any, serving on the boards of public companies and other complex enterprises and organizations; and (iv) how the individual’s skills, experiences and attributes would contribute to an appropriate mix of relevant skills, diversity and experience on the Board. The Board believes that, collectively, the Trustees have balanced and diverse qualifications, skills, experiences, and attributes, which allow the Board to operate effectively in governing the Trust and protecting the interests of shareholders. Information about the specific qualifications, skills, experiences, and attributes of each Trustee, which in each case contributed to the Board’s conclusion that the Trustee should serve (or continue to serve) as trustee of the Trust, is provided in the “Independent Trustees” table above.

Trustee Compensation

          The Fund Complex currently pays Trustees who are not paid employees or affiliates of the funds in the Fund Complex (each a “Fund” and collectively the “Funds”) an annual retainer of $160,000 ($265,000 in the case of the Chair). The Audit Committee Chair and Governance Committee Chair each receive an additional annual retainer of $15,000.

          Trustees also receive $3,500 per day when traveling, on behalf of a Fund, out of town on Fund business which does not involve a Board or Committee meeting. In addition, Trustees are reimbursed for their out-of-pocket expenses in traveling from their primary or secondary residence to Board and Committee meetings, on Fund business and to attend mutual fund industry conferences or seminars. The amounts specified in this paragraph are allocated evenly among the funds in the Fund Complex.

          Prior to January 1, 2011, the Trustees could elect to defer payment of up to 100% of the fees they received in accordance with a Deferred Compensation Plan (the “Plan”). Under the Plan, a Trustee could elect to have his or her deferred fees treated as if they had been invested in shares of one or more funds and the amount paid to the Trustee under the Plan would be determined based on the performance of such investments. Effective January 1, 2011, the Trustees may no longer defer payments under the Plan. The prior deferral of Trustee fees in accordance with the Plan will have a negligible impact on Fund assets and liabilities and will not obligate the Funds to retain any Trustee or pay any particular level of compensation. The Funds do not provide any other pension or retirement benefits to Trustees.

          The following table sets forth information concerning aggregate compensation paid to each Trustee of the Trust by (i) the Trust (column 2), and (ii) the Trust, First American Funds, Inc. and the First American closed-end funds collectively (column 5) during the fiscal year ended December 31, 2013. No executive officer or affiliated person of the Trust received any compensation from the Trust in excess of $60,000 during such fiscal year or fiscal period.

Compensation during Fiscal Year Ended December 31, 2013

Name of Person, Position	Aggregate Compensation From Trust[1]	Pension or Retirement Benefits Accrued as Part of Trust Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from Trust and Fund Complex Paid to Trustees [2]

Roger A. Gibson, Trustee	-0-	-0-	-0-	$175,000
John P. Kayser, Trustee	-0-	-0-	-0-	$160,000
Leonard W. Kedrowski, Chair	-0-	-0-	-0-	$265,000
Richard K. Riederer, Trustee	-0-	-0-	-0-	$160,000
James M. Wade, Trustee	-0-	-0-	-0-	$175,000

1USBAM pays all compensation due to Trustees for their services to the Trust. The following amounts were paid to Trustees by USBAM, on behalf of the Trust: Roger A. Gibson, $12,500; John P. Kayser, $11,429; Leonard W. Kedrowski, $18,929; Richard K. Riederer, $11,429; and James M. Wade, $12,500.

2Included in the Total Compensation from the Trust and Fund Complex is compensation paid to Trustees by USBAM, as described in note (1) above, and amounts paid by First American Funds, Inc. and the First American closed-end funds.

Codes of Ethics

          The Trust and USBAM have each adopted a Code of Ethics pursuant to Rule 17j-1 of the 1940 Act. Each of these Codes of Ethics permits personnel to invest in securities for their own accounts, including securities that may be purchased or held by the Trust. These Codes of Ethics are on public file with, and are available from, the SEC.

Proxy Voting Procedures

          Because the Portfolio invests primarily in short-term debt obligations, the probability of the Portfolio or USBAM receiving a proxy request on behalf of the Portfolio is remote. Nonetheless, the Trust has adopted Proxy Voting Policies and Procedures that delegate the responsibility of voting proxies to USBAM. The Proxy Voting Policies and Procedures of the Trust are attached as Appendix B.

          Information regarding how the Portfolio voted proxies relating to portfolio securities during the most recent 12 month period ended June 30, 2013 is available, without charge and upon request, by calling 1-800-677-3863 and on the SEC’s website at www.sec.gov.

ITEM 18. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

Controlling Shareholders

          In connection with U.S. Bank’s securities lending program, USBAM holds certain collateral on behalf of its securities lending clients to secure the return of loaned securities. At the direction of the securities lending clients, such collateral may be invested in Trust shares from time to time. USBAM, however, will pass through voting rights to its securities lending clients that have a beneficial interest in the Portfolio. Consequently, USBAM will not be a controlling person of the Trust for purposes of the 1940 Act.

Principal Shareholders

          As of December 31, 2013, there were [4,244,624,909] shares outstanding for the Portfolio. The following shareholders of record owned 5% or more of the issued and outstanding shares of the Portfolio:

Shareholder of Record	Percentage of Outstanding Shares
Building Trades United Pension TR FD 500 Elm Grove Rd Suite 300 Elm Grove, WI 53122	7.5082%

Johnson Controls Master Pension Trust 5757 North Green Bay Avenue Milwaukee, WI 53209	6.1378%

Nuveen Mid Cap Growth Opportunities Fund 333 West Wacker Dr. Chicago, IL 60606	5.7202%

          As of December 31, 2013, the Trustees and officers of the Trust, as a group, did not own any of the Trust’s voting securities.

ITEM 19. INVESTMENT ADVISORY AND OTHER SERVICES

Service Providers

          Most of the Portfolio’s necessary day-to-day operations are performed by service providers under contract to the Trust. The principal service providers for the Portfolio are:

Investment Advisor:	USBAM
Administrator and Transfer Agent:	USBAM
Custodian:	U.S. Bank
Independent Registered Public Accounting Firm:	Ernst & Young LLP

Investment Advisor

          USBAM, 800 Nicollet Mall, Minneapolis, Minnesota 55402, serves as the investment advisor and manager of the Portfolio pursuant to an investment advisory agreement dated September 21, 2005. USBAM is a wholly owned subsidiary of U.S. Bank, 800 Nicollet Mall, Minneapolis, Minnesota 55402, the nation’s fifth-largest commercial bank. U.S. Bank is, in turn, a wholly-owned subsidiary of U.S. Bancorp, 800 Nicollet Mall, Minneapolis, Minnesota 55402, which is a diversified financial services holding company headquartered in Minneapolis, Minnesota. U.S. Bancorp provides a wide range of financial services for consumers, businesses, government entities and other financial institutions. At December 31, 2013, U.S. Bancorp and its consolidated subsidiaries had consolidated assets of approximately $364 billion, consolidated deposits of more than $262 billion and shareholders’ equity of more than $41 billion.

          The Advisory Agreement requires USBAM to arrange, if requested by the Trust, for officers or employees of USBAM to serve without compensation from the Portfolio as Trustees, officers, or employees of the Trust if duly elected to such positions by the shareholders or Trustees of the Trust.

USBAM has the authority and responsibility to make and execute investment decisions for the Portfolio within the framework of the Portfolio’s investment policies, subject to review by the Board. USBAM is also responsible for monitoring the performance of the various organizations providing services to the Portfolio, including the Portfolio’s custodian and accounting agent, and for periodically reporting to the Board on the performance of such organizations. USBAM will, at its own expense, furnish the Portfolio with the necessary personnel, office facilities, and equipment to service the Portfolio’s investments and to discharge its duties as investment advisor of the Portfolio.

          The Trust may have an obligation to indemnify its Trustees and officers with respect to litigation. USBAM will be liable to the Portfolio under the Advisory Agreement for any negligence or willful misconduct by USBAM other than liability for investments made by USBAM in accordance with the explicit direction of the Board or the investment objectives and policies of the Portfolio. USBAM has agreed to indemnify the Portfolio with respect to any loss, liability, judgment, cost or penalty that the Portfolio may suffer due to a breach of the Advisory Agreement by USBAM.

          The Advisory Agreement was approved initially for a two-year term by the Trustees, and will continue in effect from year to year unless terminated in writing by either USBAM or the Trust at the end of such period or thereafter on 60 days’ prior written notice given by either party to the other party.

Administrator

          USBAM serves as the administrator of the Portfolio pursuant to an Administration Agreement dated as of September 21, 2005 by and between USBAM and the Trust. U.S. Bancorp Fund Services, LLC, (“USBFS”), 615 East Michigan Street, Milwaukee, Wisconsin 53202, serves as sub-administrator pursuant to a Sub-Administration Agreement between USBAM and USBFS dated June 1, 2007. USBFS is a subsidiary of U.S. Bancorp. Under the Administration Agreement, USBAM provides, or compensates others to provide, services to the Portfolio. These services include various administrative and accounting services. For these services, the Trust pays USBAM total fees, on an annual basis, equal to 0.02% of the aggregate average daily net assets of the Portfolio, and bears all of the Portfolio’s other expenses, except for brokerage commissions and other expenditures in connection with the purchase and sale of portfolio securities, interest expense and, subject to the specific approval of a majority of the Trustees who are not interested persons of the Trust, taxes and extraordinary expenses. Effective January 31, 2013, USBAM began voluntarily waiving one half of the administration fee it receives from the Portfolio under the administration agreement between USBAM and the Trust. The Portfolio intends to use the amount waived by USBAM to offset the effect of accumulated net realized losses. As a result, the amounts waived will not be included in income distributed to shareholders and will therefore be reflected in the financial statements as an accumulation of undistributed net income, which will be subject to applicable federal and state income tax. The Portfolio intends to distribute the income necessary to continue to qualify as a regulated investment company as provided in Subchapter M of the Internal Revenue Code. All fees paid to USBFS, as sub-administrator, are paid from the administrative fee. The following table sets forth total administrative fees (including fees for transfer agent and dividend disbursing agent services provided by USBAM, as described below) paid to USBAM by the Portfolio during its three most recent fiscal years ended December 31.

Fiscal Year Ended December 31, 2011	Fiscal Year Ended December 31, 2012	Fiscal Year Ended December 31, 2013

$1,671,013	$1,224,188	$1,046,370[1]

1For the fiscal year ended December 31, 2013, $524,427 of this amount was waived by USBAM.

          The Administration Agreement was approved initially for a two-year term by the Trustees, and will continue in effect from year to year unless terminated in writing by either USBAM or the Trust at the end of such period or thereafter on 60 days’ prior written notice given by either party to the other party.

Transfer Agent

          USBAM serves as the transfer agent for the Portfolio pursuant to an Administration Agreement dated as of September 21, 2005 by and between USBAM and the Trust. Under the Administration Agreement, USBAM, among other things, provides customary services of a transfer agent and dividend disbursing agent for the Trust.

          The Administration Agreement was approved initially for a two-year term by the Trustees, and will continue in effect from year to year unless terminated in writing by either the Transfer Agent or the Trust at the end of such period or thereafter on 60 days’ prior written notice given by either party to the other party.

Custodian

          U.S. Bank, 800 Nicollet Mall, Minneapolis, Minnesota 55402, serves as the custodian (“Custodian”) for the Portfolio. The Custodian is a subsidiary of U.S. Bancorp.

Independent Registered Public Accounting Firm

          Ernst & Young LLP, 220 South Sixth Street, Suite 1400, Minneapolis, Minnesota 55402, serves as the independent registered public accounting firm for the Portfolio, providing audit services, including audits of the annual financial statements.

ITEM 20. PORTFOLIO MANAGERS

          The Portfolio is managed by a team of persons who are employed by USBAM.

ITEM 21. BROKERAGE ALLOCATION AND OTHER PRACTICES

          The Portfolio is almost exclusively composed of fixed income securities and most of the Portfolio’s portfolio transactions are made directly with the issuer of the securities or with broker-dealers acting for their own account or as agents. The Portfolio does not usually pay brokerage commissions on purchases and sales of fixed income securities, although the price of the securities generally includes compensation, in the form of a spread or mark-up or mark-down, which is not disclosed separately.

          USBAM determines the broker-dealers with or through which the Portfolio’s securities transactions are executed. The primary consideration in placing a portfolio transaction with a particular broker-dealer is efficiency in executing orders and obtaining the most favorable net prices for the Portfolio under the circumstances of each particular transaction. More specifically, the Portfolio considers the full range and quality of the services offered by a broker-dealer. The determination may include the competitiveness of price; access to desirable securities; willingness and ability to execute difficult or large transactions; value, nature, and quality of any brokerage and research products and services provided; financial responsibility (including willingness to commit capital) of the broker-dealer; ability to minimize market impact; maintenance of the confidentiality of orders; responsiveness of the broker-dealer to USBAM; and ability to settle trades. For transactions where competitiveness of price is the determining factor, all other factors being equal, USBAM will seek to obtain more than one offer or bid on purchases and sales of securities to the extent they are available. USBAM may, however, select a dealer to effect a particular transaction without communicating with all dealers who might be able to effect such transaction because of the volatility of the market and USBAM’s desire to accept a particular price for a security because the price offered by the dealer meets USBAM’s guidelines for profit, yield, or both. While it is USBAM’s policy to seek the most advantageous price on each transaction, there is no assurance it will be successful in doing so on every transaction.

          When consistent with the best execution objectives described above, business may be placed with broker-dealers who furnish brokerage and research products and services to USBAM. Such brokerage and research products and services would include advice, both directly and in writing, as to the value of securities, the advisability of investing in, purchasing, or selling securities, and the availability of securities or purchasers or sellers of securities, as well as analyses and reports concerning issues, industries, securities, economic factors and trends and portfolio strategy. The research products and services may allow USBAM to supplement its own investment research activities and enable it to obtain the views and information of individuals and research staffs of many different securities firms prior to making investment decisions for the Portfolio. To the extent portfolio transactions are effected with broker-dealers who furnish research services, USBAM would receive a benefit, which is not capable of evaluation in dollar amounts, without providing any direct monetary benefit to the Portfolio from these transactions. As a general matter, the brokerage and research products and services that USBAM receives from broker-dealers are used to service all of USBAM’s accounts. However, any particular brokerage and research product or service may not be used to service each and every account, and may not benefit the particular accounts that generated the transactions that may have resulted in the receipt of the product or service.

          USBAM has not entered into any formal or informal agreements with any broker-dealers, and does not maintain any “formula” that must be followed in connection with the placement of the Portfolio’s portfolio transactions in exchange for brokerage and research products and services provided to USBAM. USBAM may, from time to time, maintain an informal list of broker-dealers that will be used as a general guide in the placement of Portfolio business in order to encourage certain broker-dealers to provide USBAM with brokerage and research products and services, which USBAM anticipates will be useful to it. Any list, if maintained, would be merely a general guide, which would be used only after the primary criteria for the selection of broker-dealers (discussed above) has been met, and, accordingly, substantial deviations from the list could occur. While it is not expected that the Portfolio will pay brokerage commissions, if it does, USBAM would authorize the Portfolio to pay an amount of commission for effecting a securities transaction in excess of the amount of commission another broker-dealer would have charged only if USBAM determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or USBAM’s overall responsibilities with respect to the Portfolio.

          Generally, USBAM does not aggregate or “bunch” fixed income securities orders. USBAM may, however, bunch orders in the same fixed income securities for all accounts, provided that no account is favored over any other participating account, in an effort to obtain best execution at the best price available. Any subsequent order for the same security is treated as a separate order, which may be aggregated with remaining unfilled orders for the same security. In some cases, this system could have a detrimental effect on the price or volume of the security as far as each account is concerned. In other cases, however, the ability of the accounts to participate in volume transactions will produce better executions for each account. It is USBAM’s policy to allocate investment opportunities among all accounts in a fair and equitable manner that does not systematically favor one account over any other, by providing buy and sell opportunities to all accounts. Orders for fixed income securities will be allocated across participating accounts using one of three approved allocation methods: pro rata allocation, pro rata excluding accounts for which transaction and processing costs would exceed the expected benefit of the trade, and the good faith judgment method. Selection of the allocation method will consider one or more of the following factors:

•	Nature of the security to be allocated;
•	Current holdings in the issuer;
•	Size of the available position;
•	Current duration;
•	Current credit score (short-term fixed income portfolios only);
•	Minimizing operational and trading risk;
•	Account investment policies, restrictions and constraints;
•	Account liquidity needs;
•	Availability of cash; and
•	Any other information USBAM considers relevant.

          The Portfolio does not effect brokerage transactions in its portfolio securities with any broker-dealer affiliated directly or indirectly with USBAM unless such transactions, including the frequency thereof, the receipt of commissions payable in connection therewith, and the selection of the affiliated broker-dealer effecting such transactions, are not unfair or unreasonable to the shareholders of the Portfolio, as determined by the Board. Any transactions with an affiliated broker-dealer must be on terms that are both at least as favorable to the Portfolio as the Portfolio can obtain elsewhere and at least as favorable as such affiliated broker-dealer normally gives to others.

          During its three most recent fiscal years ended December 31, the Portfolio paid no brokerage commissions to affiliated brokers. At December 31, 2013, the Portfolio held securities of broker-dealers which are deemed to be “regular brokers or dealers” of the Portfolio under the 1940 Act (or of such broker-dealers’ parent companies) in the following amounts:

Broker	Value of Securities Held by the Portfolio (000)
Bank of Nova Scotia	$149,500
BNP Paribas	$ 82,763
Citigroup	$ 50,000
Deutsche Bank	$183,500
HSBC	$ 86,703
ING	$222,000
Societe Generale Securities	$133,600

ITEM 22. CAPITAL STOCK AND OTHER SECURITIES

          Under its Declaration of Trust, the Trust is authorized to issue an unlimited number of shares of beneficial interest with a par value of $0.01 per share, which may be divided into one or more series and class, each of which evidences pro rata ownership interest in a different investment portfolio. The Trustees may create additional portfolio series at any time without shareholder approval. Subject to compliance with the requirements of the 1940 Act, the Trustees have the power to determine the designations, preferences, privileges, limitations and rights, including voting and dividend rights, of each portfolio series.

          As of the date of this SAI, the Trust is comprised of the following portfolio series, which commenced operations on the date set forth opposite the Portfolio’s name:

Commencement of Operations	Portfolio Name
04/01/2006	Mount Vernon Securities Lending Prime Portfolio

          The Trust is authorized, without shareholder approval, to divide shares of any series into two or more classes of shares, each class having such different dividend, liquidation, voting and other rights as the Trustees may determine without shareholder approval.

          Any amendment to the Declaration of Trust that would materially and adversely affect shareholders of the Trust as a whole, or shareholders of a particular portfolio series, must be approved by the holders of a majority of the shares of the Trust or the portfolio series, respectively. All other amendments may be effected by the Board.

          The Declaration of Trust provides that shareholders shall not be subject to any personal liability for the acts or obligations of a portfolio series. If any present or past shareholder of any portfolio series of the Trust is charged or held personally liable for any obligation or liability of the Trust solely by reason of being or having been a shareholder and not because of such shareholder’s acts or omissions or for some other reason, the portfolio series, upon request, shall assume the defense against such charge and satisfy any judgment thereon, and the shareholder or former shareholder shall be entitled out of the assets of such portfolio series to be held harmless from and indemnified against all loss and expense arising from such liability. Thus, the risk to shareholders of incurring financial loss beyond their investments is limited to circumstances in which the portfolio series itself would be unable to meet its obligations.

          The Trust will not have an Annual Meeting of Shareholders. Annual and special meetings of Shareholders may be held on such date and at such time as shall be set or provided by the Board.

ITEM 23. PURCHASE, REDEMPTION AND PRICING OF SHARES

Manner in Which Shares are Offered

          Shares of the Portfolio may only be offered to, and be held by, participants in U.S. Bank’s securities lending program. Shares are sold on a private placement basis in accordance with Regulation D under the 1933 Act. Because shares are sold directly by the Trust without a distributor, they are not subject to a sales load or redemption fee, and assets of the Trust are not subject to a Rule 12b-1 fee.

Valuation of Portfolio Shares

          The net asset value (“NAV”) per share for the shares of the Portfolio is calculated as of 4:30 p.m. Eastern time on each day on which the Federal Reserve Bank of New York (“Federal Reserve”) is open for business, except as noted below. In addition to weekends, the Federal Reserve is closed on the following holidays: New Year’s Day, Martin Luther King, Jr. Day, President’s Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving Day and Christmas Day. The Portfolio may close when the Federal Reserve is open and the New York Stock Exchange is closed, such as Good Friday. The net asset value may be calculated early on any business day when the bond markets close early (typically on the business day preceding a Federal holiday). On December 31, 2013, the NAV per share for the Portfolio was calculated as set forth below.

Net Assets (In Dollars)	/	Shares Outstanding	=	Net Asset Value Per Share (In Dollars)

$5,041,044,689.47		5,046,910,124.320		$1.00

          The Portfolio will use its best efforts to maintain a constant price per share of $1.00, although there can be no assurance that the $1.00 NAV per share will be maintained. In accordance with this effort and pursuant to Rule 2a-7, the Portfolio uses the amortized cost valuation method to value its portfolio instruments. This method involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium even though the portfolio security may increase or decrease in market value generally in response to changes in interest rates. While this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Portfolio would receive if it sold the instrument.

          The Trustees have established procedures reasonably designed to stabilize the Portfolio’s price per share at $1.00. These procedures include (i) the determination of the deviation from $1.00, if any, of the Portfolio’s NAV using market values, (ii) periodic review by the Trustees of the amount of and the methods used to calculate the deviation, and (iii) maintenance of records of such determination. The Trustees will promptly consider what action, if any, should be taken if such deviation exceeds ½ of one percent.

          When market quotations are not readily available for an investment, or if USBAM believes they are unreliable, fair value prices may be determined in good faith using procedures approved by the Board. Valuing securities at fair value involves greater reliance on judgment than valuing securities that have readily available market quotations. There can be no assurance that the Portfolio could obtain the fair value assigned to a security if they were to sell the security at approximately the time at which the Portfolio determines its NAV per share.

ITEM 24. TAXATION

Federal Taxes

          The Portfolio intends to qualify and to elect to be treated each year as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). If so qualified, the Portfolio will not be liable for federal income taxes to the extent it distributes its taxable income to its shareholders. The Portfolio will be liable for applicable federal and state income tax on any undistributed net income resulting from USBAM’s voluntary waiver of its administration fee.

          The Portfolio expects to distribute net realized short-term capital gains (if any) once each year, although it may distribute them more frequently, if necessary in order to maintain the Portfolio’s net asset value at $1.00 per share. Distributions of net investment income and net short-term capital gains are taxable to investors as ordinary income.

          Under the Code, the Portfolio is required to withhold 28% of reportable payments (including dividends, capital gain distributions, if any, and redemptions) paid to certain shareholders who have not certified that (i) the social security number or taxpayer identification number supplied by them is correct and (ii) they are not subject to backup withholding because of previous under reporting to the IRS. These backup withholding requirements generally do not apply to shareholders that are corporations or governmental units or certain tax-exempt organizations.

          The foregoing relates only to federal income taxation and is a general summary of the federal tax law in effect as of the date of this SAI.

ITEM 25. UNDERWRITERS

          Not Applicable.

ITEM 26. CALCULATION OF PERFORMANCE DATA

          No SAI disclosure is required by this Item.

ITEM 27. FINANCIAL STATEMENTS

          The audited financial statements for the fiscal year ended December 31, 2013, for the Portfolio, including Ernst & Young LLP’s report thereon, are included in the Portfolio’s Annual Report to Shareholders, which was filed with the SEC on February 28, 2014, and is incorporated into this SAI by reference.

APPENDIX A

SHORT-TERM RATINGS

          The Portfolio’s investments are limited to securities that, at the time of acquisition, are “Eligible Securities.” Eligible Securities include, among others, securities that are rated by two Nationally Recognized Statistical Rating Organizations in one of the two highest categories for short-term debt obligations, such as A-1 or A-2 by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., or Prime-1 or Prime-2 by Moody’s Investors Service, Inc.

Standard & Poor’s

          A-1. A short-term obligation rated “A-1” is rated in the highest category by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.

          A-2. A short-term obligation rated “A-2” is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory.

Moody’s

          Prime-1. Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics:

•	Leading market positions in well-established industries.

•	High rates of return on funds employed.

•	Conservative capitalization structure with moderate reliance on debt and ample asset protection.

•	Broad margins in earnings coverage of fixed financial charges and high internal cash generation.

•	Well-established access to a range of financial markets and assured sources of alternate liquidity.

          Prime-2. Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

APPENDIX B

Proxy Voting - Fund

First American Funds
Effective Date: 12/26/2013

Regulatory Highlights
Registered investment management companies are required to provide disclosure about how they vote proxies relating to portfolio securities they hold and to disclose the policies and procedures that they use to determine how to vote proxies relating to portfolio securities. They are also required to file with the SEC and to make available to shareholders the specific proxy votes that they cast in shareholder meetings of issuers of portfolio securities.

An investment adviser voting proxies on behalf of a fund must do so in a manner consistent with the best interests of the fund and its shareholders.

Regulatory Requirements

•	Release Nos. 33-8188, 34-47304, IC-25922: Disclosure of Proxy Voting Policies and Proxy Voting Records by Registered Management Investment Companies

•	Rule 30b1-4 of the Investment Company Act of 1940

Policy Objective Statement
The objective of this policy is to ensure that proxies voted on behalf of the Funds were voted in a manner consistent with the best interests of the Funds and their shareholders.

Entities Affected
Open-end Funds
Closed-end Funds

Exceptions and Entities Excluded
The Board has delegated responsibility to vote proxies for the Open-end Funds to the Adviser and for the Closed-end Funds to the Sub-adviser. Closed-end Funds are, therefore, subject to the proxy voting policies and procedures of the Sub-adviser; however, USBAM remains responsible for oversight of Closed-end Funds proxy voting activities and USBAM’s oversight is covered by this policy.

Terms
Open-end Funds	Includes all series of First American Funds, Inc. and Mount Vernon Securities Lending Trust.
Closed-end Funds

Minnesota Municipal Income Portfolio, Inc., First American Minnesota Municipal Income Fund II, Inc., American Municipal Income Portfolio, Inc., American Income Fund, Inc., American Select Portfolio, Inc., American Strategic Income Portfolio, Inc., American Strategic Income Portfolio, Inc. II, American Strategic Income Portfolio, Inc. III

Funds	Open-end Funds and Closed-end Funds
Board	First American Funds Board of Directors
IPC	Investment Practices Committee
SEC	Securities and Exchange Commission

Sub-adviser	Nuveen Investments Inc. and Nuveen Asset Management, LLC
USBAM or Advisor	U.S. Bancorp Asset Management, Inc.

Compliance Control Procedures
Conflicts of Interest

As an affiliate of U.S. Bancorp, a large multi-service financial institution, USBAM recognizes that there are circumstances wherein it may have a perceived or real conflict of interest in voting the proxies of issuers or proxy proponents (e.g., a special interest group) who are clients or potential clients of some part of the U.S. Bancorp enterprise. Directors and officers of such companies may have personal or familial relationships with the U.S. Bancorp enterprise and/or its employees that could give rise to potential conflicts of interest.

A.		Proxy Voting

•	When a Open-end Funds proxy is received, it will be voted by the Chief Investment Officer.

•

When a Closed-end Funds proxy is received, it will be voted by the Sub-adviser, according to the Sub-advisers proxy voting policies and procedures. USBAM is responsible for oversight of Sub-advisers’ proxy voting activities.

B.		Open-end Fund Control Procedures

Preventative Control Procedures

•

USBAM will vote proxies in the best interest of the Funds regardless of real or perceived conflicts of interest. To minimize this risk, the IPC will discuss conflict avoidance at least annually to ensure that appropriate parties understand the actual and perceived conflicts of interest proxy voting may face.

•

If any member of the IPC becomes aware of a material conflict for USBAM, they will bring the matter to the General Counsel to convene a meeting of the IPC which will determine a course of action designed to address the conflict. Such actions could include, but are not limited to:

	1.	Abstaining from voting; or

	2.	Voting in proportion to the other shareholders to the extent this can be determined.

	3.	Recusing an IPC member from all discussion or consideration of the matter, if the material conflict is due to such person’s actual or potential conflict of interest.

Detective Control Procedures

•

In addition to all of the above, employees of USBAM must notify USBAM’s Chief Compliance Officer of any direct, indirect or perceived improper influence exerted by any employee, officer or director within the U.S. Bancorp enterprise or First American Fund complex with regard to how USBAM should vote proxies.

•	The Chief Compliance Officer, or their designee, will investigate the allegations and will report the findings to USBAM’s Chief Executive Officer and the General Counsel.

•	To ensure USBAM has met its fiduciary duty to the Open-end Funds, the Chief Investment Officer will certify quarterly that:

	1.	There were no proxies received for the Open-end Funds during the quarter; or,

2.

If proxies were voted, that either no material conflict(s) of interest existed in connection with a proxy voted for any security held in the Open-end Funds, or if a material conflict of interest occurred in connection with a proxy voted for a security held in the Open-end Funds, the certification will require a description of the material conflict of interest, and a statement that any advice received regarding a proxy was not unduly influenced by an individual or group that may have an economic interest in the outcome of the proxy vote; and,

	3.	If proxies were received and voted against Management recommendation, then the certification will require documentation of the reasons for voting against Management recommendation.

•	Compliance reviews the Quarterly Proxy Voting Certification for material conflicts and undue influence.

Corrective Control Procedures

•

If it is determined that improper influence was attempted, appropriate action shall be taken. Such appropriate action may include disciplinary action, notification of the appropriate senior managers within the U.S. Bancorp enterprise, or notification of the appropriate regulatory authorities. In all cases, the IPC shall not consider any improper influence in determining how to vote proxies.

C.		Sub-adviser Control Procedures

The Board has appointed Nuveen Asset Management and Nuveen Investments Inc. as Sub-advisers to the Closed-end Funds. The Closed-end Funds are subject to the Sub-adviser’s proxy voting policies and procedures. USBAM is responsible for oversight of the Sub-advisers’ proxy voting activities. Consistent with its oversight responsibilities, USBAM has adopted the following Sub-adviser oversight policies and procedures:

Preventative Control Procedures

•	Prior to Board approval of any sub-advisory contract, the IPC reviews the Sub-adviser’s proxy voting policy to ensure that such policy is designed in the best interests of USBAM’ clients.

•	The IPC reviews and approves the Sub-adviser’s proxy voting policy at least annually.

Detective Control Procedures

•

On a quarterly basis, the Operations Department will request and review reports from Sub-advisers reflecting any proxy votes cast, abstained, or overrides of the Sub-advisers policy or conflicts of interest addressed during the previous quarter, and other matters the Operations Department deems appropriate.

•	To ensure USBAM has met its fiduciary duty to the Closed-end Funds, the Sub-adviser will certify quarterly, as part of their Quarterly Compliance Certification, that:

	1.	There were no proxies received for the Closed-end Funds during the quarter; or,

2.

If proxies were voted, that either no material conflict(s) of interest existed in connection with a proxy voted for any security held in the Closed-end Funds, or if a material conflict of interest occurred in connection with a proxy voted for a security held in the Closed-end Funds, the certification will require a description of the material conflict of interest, and a statement that any advice received regarding a proxy was not unduly influenced by an individual or group that may have an economic interest in the outcome of the proxy vote; and,

	3.	If proxies were received and voted against Management recommendation, then the certification will require documentation of the reasons for voting against Management recommendation.

•	Compliance reviews the Sub-adviser’s Quarterly Proxy Voting Certification for material conflicts and undue influence.

Corrective Control Procedures

•	Any material issues arising from the Operations Department’s or the Compliance Department’s review will be reported to the IPC and the Board of Directors of the Funds.

•	Sub-adviser shall be responsible for making and retaining all proxy voting records required by Rule 204-2 and shall provide them to USBAM upon request.

D.	Securities Lending Control Procedures

Certain Open-end Funds participate in U.S. Bank’s securities lending program. If a portfolio security is on loan as of the shareholder meeting record date, then the Open-end Funds will not have the right to vote the proxies.

Preventative Control Procedures

•

Portfolio Managers and/or Analysts, who become aware of upcoming proxy issues relating to any securities in portfolios they manage, or issuers they follow, will consider the desirability of recalling the affected securities that are on loan or restricting lending of the affected securities prior to the record date for the matter.

•

If the proxy issue is determined to be material, and the determination is made prior to the shareholder meeting record date the Portfolio Manager(s) will contact the Securities Lending Department to recall securities on loan or restrict the loaning of any security held in any portfolio they manage, if they determine that it is in the best interest of shareholders to do so.

E.	Review and Reports

Detective Control Procedures

•

The General Counsel will review votes cast on behalf of portfolio securities held by the Funds, such review will also be reported to the Board of Directors of the Funds at each of their regularly scheduled meetings.

F.	Disclosure to Shareholders

Preventative Control Procedures

•	USBAM’s Legal Department will cause Form N-PX to be filed with the SEC, and ensure that any other proxy voting-related filings as required by regulation or contract are timely made.

•

USBAM shall make available the proxy voting record of the Funds to shareholders upon request. Additionally, shareholders can receive, on request, the voting records for the Funds by calling a toll free number (1-800-677-3863).

•

The Funds’ proxy voting policy and procedures and those of the Sub-adviser will also be made available to the public in the Funds registration statement (Open-end Funds) or, in the case of the Closed-End Funds, in the Form N-CSR both of which are available to the public on the SEC website. Additionally, shareholders can receive, on request, the proxy voting policies for the Funds by calling a toll free number (1-800-677-3863).

Failure to Comply

The Advisor strives to operate ethically and lawfully and requires all employees to conduct their activities in accordance with Advisor policies and applicable rules and regulations. The Advisor encourages and expects all employees to report any potential or suspected activities that may be considered fraudulent or illegal in nature, or could potentially damage the reputation of the Advisor and/or the Funds. Employees should report such activities to one of the individuals listed below.

USBAM/Fund Chief Compliance Officer
USBAM Chief Executive Officer
USBAM Legal Counsel
Employee’s immediate supervisor or other Advisor senior manager

USBAM does not tolerate any retaliatory action against any individual for good-faith reporting of ethics violations, illegal conduct, suspicious activity or other serious issues. Allegations of retaliation will be appropriately investigated and, if substantiated, appropriate disciplinary action will be taken, up to and including termination.

Diligent enforcement of non-retaliation measures is vital to the success of the reporting process because employees must feel they can report problems without fear of reprisals. Employees may report suspected retaliation to USBAM/Fund Chief Compliance Officer; USBAM Chief Executive Officer; employee’s immediate supervisor or other senior manager, or to the USBAM Human Resource Contact.

Failure of an employee to comply with all policies, rules and regulations may lead to disciplinary action. Such actions may include: documenting the incident of non-compliance in the employee’s personnel file, a fine, suspension of trading privileges and termination of employment. Serious violations may result in monetary fines, censure, suspension or result in other sanctions including the loss of certain licenses.

Policy Owner

•	Investment Practices Committee

Responsible Parties
•	Operations Department
•	Investment Practices Committee
•	Compliance Department/Chief Compliance Officer
•	Chief Investment Officer/Portfolio Managers
•	Legal Department/General Counsel

Related Policies

•	Recordkeeping & Retention

Related Disclosures

•	Form N-PX

•	Form N-CSR (Closed-end funds)

•	Statement of Additional Information (open-end registered funds)

•	Offering Memorandum (Mount Vernon Securities Lending Trust Prime Portfolio)

PART C

ITEM 28. EXHIBITS

(a)(1)	Amended and Restated Certificate of Trust dated October 14, 2005. (Incorporated by reference to Exhibit (a)(1) to the registration statement on Form N-1A, filed October 17, 2005 (File No. 811-21824).)

(a)(2)	Agreement and Declaration of Trust dated October 17, 2005. (Incorporated by reference to Exhibit (a)(2) to the registration statement on Form N-1A, filed October 17, 2005 (File No. 811-21824).)

(b)	By-Laws. (Incorporated by reference to Exhibit (b) to the registration statement on Form N-1A, filed April 25, 2007 (file No. 811-21824).)

(c)	None.

(d)

Investment Advisory Agreement between Mount Vernon Securities Lending Trust and USBAM, Inc. dated September 21, 2005. (Incorporated by reference to Exhibit (d) to the registration statement on Form N-1A, filed October 17, 2005 (File No. 811-21824).)

(e)	Not Applicable.

(f)	None.

(g)(1)

Custodian Agreement between Mount Vernon Securities Lending Trust and U.S. Bank National Association dated September 21, 2005. (Incorporated by reference to Exhibit (g) to the registration statement on Form N-1A, filed October 17, 2005 (File No. 811-21824).)

(g)(2)

Amendment to Custody Agreement between Mount Vernon Securities Lending Trust and U.S. Bank National Association dated February 19, 2009. (Incorporated by reference to Exhibit (g)(2) to the registration statement on Form N-1A, filed April 30, 2009 (File No. 811-21824).)

(h)(1)

Administration Agreement between Mount Vernon Securities Lending Trust and USBAM, Inc. dated September 21, 2005. (Incorporated by reference to Exhibit (h) to the registration statement on Form N-1A, filed October 17, 2005 (File No. 811-21824).)

(h)(2)

Sub-Administration Agreement between USBAM, Inc. and U.S. Bancorp Fund Services, LLC dated June 1, 2007. (Incorporated by reference to Exhibit (h)(2) to the registration statement on Form N-1A, filed January 15, 2008 (File No. 811-21824).)

(i)	Not Applicable.

(j)	Not Applicable.

(k)	Not Applicable.

(l)	None.

(m)	None.

(n)	None.

(o)	Reserved.

(p)(1)	First American Funds Code of Ethics adopted under Rule 17j-1 of the Investment Company Act of 1940 and Section 406 of the Sarbanes-Oxley Act.*

(p)(2)	U.S. Bancorp Asset Management, Inc. Code of Ethics adopted under Rule 17j-1 of the Investment Company Act of 1940.*

* Filed herewith.

ITEM 29. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

          The Registrant is not directly or indirectly controlled by or under common control with any person other than the Trustees and the investment companies for which the Trustees collectively serve as Directors. It does not have any subsidiaries.

ITEM 30. INDEMNIFICATION

          Except as set forth in Section 5.2 of the Declaration of Trust, the Trust shall indemnify any person described in Section 5.2 of the Certificate of Trust (“indemnitee”), for covered expenses (expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by an indemnitee in connection with a covered proceeding) in any covered proceeding (any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which an indemnitee is or was a party or is threatened to be made a party), whether or not there is an adjudication of liability as to such indemnitee, if a determination has been made that the indemnitee was not liable by reason of disabling conduct, as described in Section 5.2 of the Certificate of Trust, by (i) a final decision of the court or other body before which the covered proceeding was brought; or (ii) in the absence of such decision, a reasonable determination, based on a review of the facts, by either (a) the vote of a majority of a quorum of Trustees who are neither “interested persons”, as defined in the 1940 Act nor parties to the covered proceeding or (b) an independent legal counsel in a written opinion; provided that such Trustees or counsel, in reaching such determination, may need not presume the absence of disabling conduct on the part of the indemnitee by reason of the manner in which the covered proceeding was terminated.

          Covered expenses incurred by an indemnitee in connection with a covered proceeding shall be advanced by the Trust to an indemnitee prior to the final disposition of a covered proceeding upon the request of the indemnitee for such advance and the undertaking by or on behalf of the indemnitee to repay the advance unless it is ultimately determined that the indemnitee is entitled to indemnification thereunder but only if one or more of the following is the case: (i) the indemnitee shall provide a security for such undertaking; (ii) the Trust shall be insured against losses arising out of any lawful advances; or (iii) there shall have been a determination, based on a review of the readily available facts (as opposed to a fully trial-type inquiry) that there is a reason to believe that the indemnitee ultimately will be found entitled to indemnification by either independent legal counsel in a written opinion or by the vote of a majority of a quorum of trustee who are neither “interested persons” as defined in the 1940 Act nor parties to the covered proceeding.

          Nothing contained in the Declaration of Trust shall be deemed to affect the right of the Trust and/or any indemnitee to acquire and pay for any insurance covering any or all indemnitees to the extent permitted by the 1940 Act or to affect any other indemnification rights to which any indemnitee may be entitled to the extent permitted by the 1940 Act.

ITEM 31. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISOR

          See “Management of the Trust” in Part B. Information as to the trustees and officers of USBAM is included in its Form ADV filed with the SEC and is incorporated herein by reference thereto.

ITEM 32. PRINCIPAL UNDERWRITERS

          Not Applicable.

ITEM 33. LOCATION OF ACCOUNTS AND RECORDS

          All accounts, books, records and documents of the Registrant required pursuant to Section 31(a) of the 1940 Act and the rules promulgated thereunder are located in whole or in part, as the offices of the Registrant and the following locations:

U.S. Bancorp Asset Management, Inc. (Investment Advisor, Administrator, and Transfer Agent)
800 Nicollet Mall, Minneapolis, Minnesota 55402

U.S. Bank National Association (Custodian)
1555 N. Rivercenter Drive, Suite 302, MK-WI-S302, Milwaukee, Wisconsin 53212

ITEM 34. MANAGEMENT SERVICES

          None.

ITEM 35. UNDERTAKINGS

          Not Applicable.

SIGNATURES

          Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, Mount Vernon Securities Lending Trust, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Minneapolis and State of Minnesota on the 30th day of April, 2014.

MOUNT VERNON SECURITIES LENDING TRUST

By:	/s/Joseph M. Ulrey III
Joseph M. Ulrey III
President

Index to Exhibits

Exhibit Number	Name of Exhibit
(p)(1)	First American Funds Code of Ethics
(p)(2)	USBAM Code of Ethics